8
                       SCHEDULE 14A INFORMATION

Proxy  Statement Pursuant to Section 14(a) of the Securities  Exchange
Act of 1934
                           (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:


/X/ Preliminary Proxy Statement
/X/ Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12


                  MetroVision of North America, Inc.
           (Name of Registrant as Specified In Its Charter)

              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title  of  each  class  of securities  to  which  transaction
         applies:   N/A

     2)  Aggregate number of securities to which transaction  applies:
         N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2,300,000 x .01 x 1/50 = $460 (Proceeds received on the Sale times one fiftieth of one percent)

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:  $460.

  /_/ Fee paid previously with preliminary materials.
  /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)                Amount              previously               paid:
  _________________________________________________

  2)       Form,       Schedule       or       Registration       No.:
  ______________________________________

  3)                           Filing                           party:
  ___________________________________________________________

  4)                            Date                            filed:
  _____________________________________________________________




                  METROVISION OF NORTH AMERICA, INC.
                        75 SOUTH CHURCH STREET
                    PITTSFIELD, MASSACHUSETTS 01201
                           AUGUST [3], 1998

Dear Shareholder:

     The Special Meeting of the Shareholders of MetroVision of North America, Inc. ("MetroVision") will be held on Thursday, August 27, 1998 at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, Massachusetts 01201.

At the Special Meeting, you will be asked to consider and vote upon the following proposals: i) a proposal to approve the Purchase and Assignment of Partnership Interest Agreement, dated as of June 1, 1998, by and among United Professional Companies, Inc., Geriatric Bay Pharmacy, Inc. ("Bay") and the Company, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale"); (ii) an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; (iii) an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; (iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) the election of three members of the Board of Directors each to a one year term; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and (vii) such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS HAS APPROVED THE SALE AND THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND HAS DETERMINED THAT THE SALE AND THE OTHER PROPOSALS ARE FAIR TO AND IN THE BEST INTERESTS OF METROVISION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE METROVISION SHAREHOLDERS VOTE FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders and a Proxy Statement relating to, among other things, the actions to be taken by MetroVision shareholders at the Special Meeting and a proxy card. Shareholders are urged to carefully review the accompanying Proxy Statement which describes in detail the Sale and the other proposals which are being submitted to the shareholders for their consideration and approval, as well as the attendant risks associated with the foregoing.

     All shareholders of MetroVision Common Stock and 5% Series A Convertible Preferred Stock are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy in the enclosed postage-paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Special Meeting.

                            Sincerely,

                            /s/ Thomas M. Clarke

                            Thomas M. Clarke
                            President and Chief Executive Officer


                  METROVISION OF NORTH AMERICA, INC.
                        75 SOUTH CHURCH STREET
                   PITTSFIELD, MASSACHUSETTS  01201

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON AUGUST 27. 1998

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of MetroVision of North America, Inc., a New York corporation ("MetroVision"), will be held on Thursday, August 27,
1998, at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, Massachusetts 021012, to consider and vote upon the following matters:

     1. To consider and vote upon a proposal to approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Geriatric Bay Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale").

     2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage.

     3. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote.

     4. To consider and vote upon a proposal to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three.

     5. To consider and vote upon a proposal to elect three members of the Board of Directors each to a one year term.

     6. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     7. To transact such other business as may properly come before the Special Meeting or any adjournments or postponement thereof.

     The Board of Directors has fixed the close of business on July 28, 1998 as the record date for the Special Meeting. Only shareholders of record of Common Stock and of 5% Series A Convertible Preferred Stock at the close of business on July 28, 1998 are entitled to notice of, and to vote at, the Special Meeting, or at any adjournment or postponement thereof.

     Pursuant to Article VI, Section 6 of the Amended By-laws of the Company, notice is hereby given that on June 12, 1998, the Board of Directors adopted an amendment to the By-laws which resulted in
Article III, Section 2 of the By-laws reading as follows "The Board of Directors shall be not less than three, as may be fixed from time to time by vote of the majority of the entire Board of Director, or by vote of the shareholders at any meeting thereof; provided, however, whenever all of the shares of the Company are owned by less than three shareholders, the number of Directors may be less than three, but not less than the number of shareholders." The previous Section 2 had provided that the minimum number of directors could not be less than six and could be such greater number as set by the Board of Directors. The shareholders of the Company are being asked to ratify such amendment in Proposal 4 noted above.

     The accompanying form of proxy is being solicited by the MetroVision Board of Directors. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. Duly executed but unmarked proxies will be voted "FOR" the Sale and each of the other proposals described above.

THE BOARD OF DIRECTORS HAS APPROVED THE SALE AND THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND HAS DETERMINED THAT THE SALE AND THE OTHER PROPOSALS ARE FAIR TO AND IN THE BEST INTERESTS OF METROVISION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE METROVISION SHAREHOLDERS VOTE FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU PREVIOUSLY SENT IN YOUR PROXY.

                            By Order of the Board of Directors,

                            /s/ Linda M. Clarke

                            Linda M. Clarke
                            Secretary

Pittsfield, Massachusetts
August [3], 1998



                  METROVISION OF NORTH AMERICA, INC.
   PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                            AUGUST 27, 1998
                        _______________________
     This  Proxy  Statement  is  being furnished  to  holders  of
MetroVision  of  North  America,  Inc.  ("MetroVision"   or   the
"Company") common stock, par value $.001 per share ("Common Stock"), and holders of MetroVision 5% Series A Convertible Preferred Stock ("5% Preferred Stock") in connection with the solicitation of proxies by MetroVision's Board of Directors for use at the Special Meeting of MetroVision shareholders (the "Special Meeting") to be held on Thursday, August 27, 1998 at 75 South Church St., Pittsfield, Massachusetts 01201, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     At the Special Meeting, shareholders are being asked to vote on the following proposals as stated in the Notice of Special
Meeting accompanying this Proxy Statement, including (i) to consider and approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Bay Geriatric Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale"); (ii) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; (iii) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; (iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) to elect three members of the Board of Directors each to a one year term; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and (vii) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     Included among the matters described in this Proxy Statement are matters that relate to approval of the Sale by the Company's stockholders. Upon the terms and subject to the conditions of the Sale Agreement, and upon the satisfaction of the conditions set forth therein (the "Closing Date"), Bay will purchase from the Company all of the Company's 40% equity interest (the "York Interest") in York Hannover Partnership, a Wisconsin partnership ("York"), for cash in an amount equal to $2.3 million. The consummation of the Sale is subject to the satisfaction or waiver of certain conditions. See "Proposal 1 - The Sale - Terms and Conditions of the Sale Agreement." Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings have entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock (on an as-converted basis) entitled to vote on the Sale. See "Proposal 1 - The Sale - Use of Proceeds."

     This Proxy Statement is being furnished to holders of Common Stock and 5% Preferred Stock in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting, and any adjournments thereof. Each copy of this Proxy Statement being mailed or delivered to Company stockholders is accompanied by a proxy card and the Notice of Special Meeting of Stockholders.

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With regard to other proposals, stockholders may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or may abstain from voting on any or all proposals. Stockholders should specify their respective choices on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares of Common Stock represented by a signed proxy card will be voted "FOR" Proposal Nos. 1, 2, 3, 4, 5 and 6 listed on the proxy card. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock and 5% Preferred Stock, counted as a single class, is necessary to constitute a quorum at the Special Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Special Meeting. Because the Sale constitutes a sale of substantially all of the assets of the Company under New York law, which requires the approval of two thirds of the outstanding shares of the Common Stock and 5% Preferred Stock, voting as a single class, before such a sale may be consummated, the Board of Directors of the Company is seeking approval of the stockholders to complete the Sale. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the Directors to the Company's Board of Directors pursuant to Proposal No. 5. The affirmative vote of a majority of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, will be required to approve and adopt Proposals Nos. 2 and 3. The affirmative vote of the holders of a majority of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposals Nos. 4 and 6. For these reasons, it is important that all shares are represented at the Special Meeting, either in person or by proxy.

      All proxy cards delivered pursuant to this solicitation are revocable at any time prior to their use at the Special Meeting at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy card or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to:

     MetroVision of North America, Inc., 75 South Church  Street,
Pittsfield, MA 01201, Attention: Linda M. Clarke, Secretary.

     Proxies will initially be solicited by the Company by mail, but directors, officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. Such directors, officers and employees will not receive any additional compensation for such solicitation. MetroVision also will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

AT THE DIRECTORS' MEETING HELD TO CONSIDER THE SALE, THE DIRECTORS OF METROVISION CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE SALE AS BEING IN THE BEST INTERESTS OF METROVISION AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO APPROVE THE SALE.

THE   BOARD   OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS   THAT   THE
STOCKHOLDERS  VOTE "FOR" PROPOSAL NOS. 2, 3, 4, 5  and  6  TO  BE
PRESENTED  TO  METROVISION STOCKHOLDERS AT METROVISION'S  SPECIAL
MEETING.

     Stockholders of the Company are not entitled to  dissenters'
rights  of appraisal or other dissenters' rights under  New  York
law   with   respect  to  the  Sale  or  any  other  transactions
contemplated by the Sale Agreement.

                    METROVISION STOCKHOLDERS SHOULD
            CONSIDER CAREFULLY THE FACTORS DESCRIBED UNDER
     THE HEADING "RISK FACTORS" ON PAGE 16 IN THIS PROXY STATEMENT

     The  Company's  Common  Stock  is  traded  on  the  National
Association of Securities Dealers, Inc. over-the-counter  ("OTC")
Bulletin Board under the symbol "MVNA". On July 7, 1998, the last bid price for the Common Stock was $0.09 per share.

     This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about
August 3, 1998.

     Information comprising the Annual Report to Stockholders for the fiscal year ended December 31, 1997 is included herein, but does not constitute a part of the Proxy Statement.

Shareholders are urged to review this Proxy Statement for further information regarding the Sale Agreement being submitted to shareholders for consideration at the Special Meeting, including, but not limited to, the information set forth under "Risk Factors" for a discussion of certain factors that should be considered by the Company's shareholders before voting on the matters more fully described herein.

           SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in the Summary and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the "Reform Act"). Such forward-looking statements are based on management's current expectations, involve known and unknown risks, and are subject to a number of uncertainties and other factors which may cause the actual results to differ materially from the performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, which will, among other things, impact demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; changes in public taste, industry trends and demographic changes; competition from other communications and pharmaceutical services companies, which may affect the Company's ability to generate revenues: political, social and economic conditions and laws, rules and regulations; timely completion of construction projects for new systems for the joint ventures in which the Company has invested; the loss of any significant customers; changes in business strategy or development plans; the significant indebtedness of the Company; quality of management; availability of qualified personnel; changes in, or the failure to comply with, government regulations; and other factors referenced in this Proxy Statement, including the factors described in "Risk Factors."


AVAILABLE INFORMATION                                           1
PROXY STATEMENT SUMMARY                                         2
     The Companies                                              2
     The Sale                                                   2
     The Special Meeting                                        4
     The Other Proposals                                        4
METROVISION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA 8 UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED CONSOLIDATED
            FINANCIAL INFORMATION                              10
METROVISION SHARE DATA                                         14
CAPITALIZATION                                                 15
THE SPECIAL MEETING                                            16
     Introduction; Purpose of the Special Meeting              16
     Solicitation of Proxies                                   16
     Revocation of Proxies                                     17
     Expenses                                                  17
     Voting Securities; Record Date; Quorum                    17
RISK FACTORS                                                   18
PROPOSAL 1_THE SALE                                            19
     Purpose and Structure of the Sale                         19
     Background of the Sale                                    19
     Reasons for the Sale; Recommendation of the Board of
          Directors                                            20
     Conditions to the Sale                                    23
     Termination or Amendment of Sale Agreement                23
     Accounting Treatment of the Sale                          23
     Required Regulatory Approvals                             23
     Dissenters' Rights of Appraisal                           24
     Fees and Expenses                                         24
     Federal Income Tax Consequences of the Sale to the
          MetroVision Shareholders                             24
     Interests of Certain Persons in the Sale                  24
PROPOSAL 2_AMENDMENT TO RESTATED CERTIFICATE OF
            INCORPORATION TO CHANGE PURPOSES CLAUSE            25
PROPOSAL 3_RATIFICATION OF AMENDMENT TO AMENDED BY-LAWS
            REDUCING THE MAXIMUM NUMBER OF DIRECTORS FROM
            SIX TO THREE                                       28
PROPOSAL 4_ELECTION OF THREE DIRECTORS TO BOARD OF DIRECTORS   29
     MANAGEMENT                                                29
     Directors                                                 29
     Committees of the Board of Directors and Meetings         31
     Compensation of Directors                                 31
     Executive Officers                                        31
     EXECUTIVE COMPENSATION                                    32
     Option Grants                                             32
     Option Exercises and Fiscal Year-End Values               32
     Employment Contracts and Change of Control Arrangement    32
     Certain Relationships and Related Transactions            33
     Section 16(a) Beneficial Ownership Reporting Compliance 33 PROPOSAL 5_RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN
            LLP AS COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS    34
PRICE RANGE OF METROVISION COMMON STOCK                        35
INFORMATION CONCERNING METROVISION                             36
     Business                                                  36
     Termination of Commuter Channel Business                  36
     Trademarks, Proprietary Information and Patents           37
     Employees                                                 37
     Properties and Facilities                                 37
     Legal Proceedings                                         38
BENEFICIAL OWNERSHIP OF METROVISION COMMON STOCK               39
INFORMATION CONCERNING METROVISION'S YORK PARTNERSHIP
            BUSINESS                                           41
     Business                                                  41
     Relationship of UPC and United Health, Inc.               41
     Pharmacy Services                                         41
     Consultant Pharmacist Services                            41
     Ancillary Services                                        42
     Product and Market Development                            42
     Materials/Supply                                          42
     Patents, Trademarks and Licenses                          43
     Inventories                                               43
     Competition                                               43
     Government Regulation                                     43
     Environmental Matters                                     46
     Employees                                                 46
     Properties and Facilities                                 46
     Legal Proceedings                                         46
METROVISION'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS      47
     Results of Operations                                     47
     Twelve Months Ended December 31, 1997 compared to
          Twelve Months Ended December 31, 1996                47
     Three Months Ended March 31, 1998 Compared to Three
          Months Ended March 31, 1997                          49
     Liquidity and Sources of Capital                          49
     Recently Issued Accounting Standards                      50
     Year 2000 Compliance                                      51
DESCRIPTION OF METROVISION CAPITAL STOCK                       52
     Common Stock                                              52
     Preferred Stock                                           52
RELATIONSHIP WITH INDEPENDENT AUDITORS                         53
PROPOSALS OF SECURITY HOLDERS                                  53
OTHER MATTERS                                                  53
ANNUAL REPORT; INCORPORATION BY REFERENCE                      54


APPENDICES

Appendix APurchase and Assignment of Partnership Interest Agreement   A-1

Appendix BExhibit A ("Partnership Market") to the York Partnership Agreement
    B-1


EXHIBITS

Exhibit 1 MetroVision's Annual Report on Form 10-KSB for the year ended December 31, 1997

Exhibit 2 MetroVision's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998



                      AVAILABLE INFORMATION

     The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports and proxy statements and other information about the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                     PROXY STATEMENT SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes appearing elsewhere in this Proxy Statement. Shareholders of MetroVision are urged to carefully review this Proxy Statement in its entirety.

                          THE COMPANIES

MetroVision of North America, Inc. MetroVision of North America, Inc., a New York corporation ("MetroVision" or "the Company"), owns and, until February 28, 1998 as discussed below, operated the Commuter Channel, a video cable network for the mass transit industry. The Commuter Channel is currently installed in the Port Authority Trans Hudson ("PATH") system in New York and New Jersey, the Southeastern Pennsylvania Transit Authority ("SEPTA") system in Philadelphia, Pennsylvania, the Massachusetts Bay Transit Authority ("MBTA") System in Boston, Massachusetts, and the Bay Area Rapid Transit ("BART") system in the San Francisco Bay area in California. On November 30, 1997, the Company announced its plans to discontinue its MetroVision Commuter Channel media operations, effective February 28, 1998. The Company did proceed to shut down the operations of the
Commuter Channel as of February 28, 1998. Accordingly, the Company is currently negotiating the termination of contractual obligations and disposing of the assets as consideration for settlements relating thereto. It is currently estimated that the liquidation of the Commuter Channel will result in expenses of approximately $380,000 for the Company, all of which are included in the Company's December 31, 1997 financial statements.


MetroVision also holds a 40% interest in York Hannover Partnership, a Wisconsin general partnership ("York") in which United Professional Companies, Inc. ("UPC"), a subsidiary of
United Health, Inc. ("UHI"), owns the remaining 60% interest. York purchases, repackages and dispenses prescription and non-prescription medication in accordance with physician orders, and delivers such prescriptions to a facility (typically a licensed nursing home) for administration to individual patients by the facility's nursing staff. York also provides consultant pharmacist services to these facilities, including monitoring and reporting of prescription drug therapies as well as other pharmaceutical related functions for the facility, and provides infusion therapy products and wholesale medical supplies and Medicare Part B billing services.

          MetroVision's executive offices are located at 75 South
Church Street, Suite 650, Pittsfield, MA 01201, and its telephone number is (413) 448-2111.

Bay  Pharmacy, Inc.       Bay Geriatric Pharmacy, Inc., a Florida
corporation ("Bay").


United  Professional Companies, Inc.          United Professional
Companies, Inc., a Delaware corporation ("UPC").

                            THE SALE

The  Sale  Agreement        Pursuant to the  terms  of  the  Sale
Agreement, the Company proposes to sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's 40% equity interest (the "York Interest") in York for an aggregate purchase price of $2,300,000 (the "Purchase Price"). See "Proposal 1 - The Sale - The Sale Agreement."

Wind Up of Business As a result of the Sale of the York Interest, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel; and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation ("NHC") and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale ("Administrative Expenses"). The loan to NHC is currently in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the Sale, accounts payable, liabilities related to the winding up the Commuter Channel business, and a working capital loan from Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President (collectively, the "Liabilities"). Because the Sale may constitute a "voluntary liquidation" under the Company's Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference ("Liquidation Preference") on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale, if any, remaining after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. See "Risk Factors - Wind up of Business of the Company." MetroVision believes that the sale of the York Interest will allow the Company to maximize the value of its assets for the benefit of creditors and shareholders.

Reasons for the Sale; Recommendation of the
Board  of  Directors       In reaching their decision to  approve
the Sale Agreement, the Board of Directors of the Company consulted with its management team and advisors, and independently considered the material factors described elsewhere in this Proxy Statement. See "Proposal No. 1_The Sale_Reasons for the Sale."


The Board of Directors of MetroVision has approved, by unanimous vote, the Sale and recommends that all shareholders vote "FOR" the Sale Agreement and the Sale. It is expected that all directors and executive officers of MetroVision will vote in favor of the Sale Agreement and the Sale. See "Proposal 1 - The Sale - Reasons for the Sale; Recommendation of the Board of Directors."

No  Opinion  of Financial Advisor         The Board of  Directors
concluded not to engage a financial advisor to render an opinion as to the fairness to the MetroVision shareholders of the Sale. See "Proposal 1 - The Sale - Reasons for the Sale; Recommendation of the Board of Directors."

Interests of Certain Persons in the Sale          If the proceeds
of the Sale are sufficient to pay all of the Liabilities of the Company, the proceeds of the Sale may be used to repay a working capital loan in the amount of $571,957 to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, President of the Company.

Effective Time of the Sale         The Effective Time of the Sale
is the date and time at which all of the conditions to the Sale Agreement are satisfied, which is expected to be promptly after the Special Meeting if the Sale is approved by the shareholders of MetroVision. See " Proposal 1 - The Sale Agreement."

Conditions to the Sale        Pursuant to the Sale Agreement, the
obligation of each of MetroVision and Bay to consummate the Sale are subject to certain conditions, including, but not limited to, the approval of two-thirds of the Company's capital stock entitled to vote thereon, and certain other specified conditions. See "Proposal 1 - The Sale Agreement."

Regulatory Filings or Approvals         MetroVision is not  aware
of any governmental or regulatory requirements relating to consummation of the Sale.

Appraisal   Rights          MetroVision  shareholders   are   not
entitled to dissenters' rights of appraisal under New York law in connection with the Sale.

Federal Income Tax Consequences         MetroVision expects  that
the Sale will not have specific federal or state income tax consequences to the MetroVision shareholders. It is expected that the Sale will result in federal and state tax liabilities to the Company in an amount of approximately $451,000. See "The Sale Agreement - Federal Income Tax Consequences of the Sale to the MetroVision Shareholders."

Accounting Treatment          The Sale will be accounted for as a
sale  of  the York Interest. See "The Sale Agreement - Accounting
Treatment of the Sale."

Risk  Factors        The Sale is subject to certain  risks  which
all shareholders should consider in evaluating the proposal to approve and adopt the Sale Agreement and the Sale. See "Risk
Factors."

                       THE SPECIAL MEETING

Date,  Time and Place of Special Meeting      The Special Meeting
of Shareholders of MetroVision will be held at 10:00 a.m. local time, at 75 South Church Street, Pittsfield, MA 01201 on
Thursday, August 27, 1998.

Record   Date;  Shares  Entitled  to  Vote           Holders   of
MetroVision Common Stock and of 5% Preferred Stock at the close of business on July 28, 1998 are entitled to notice of and to vote at the Special Meeting (the "Record Date").

Purpose  of  the Special Meeting          Holders of  MetroVision
Common Stock and 5% Preferred Stock are being asked to vote upon the following proposals: (i) to consider and approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Bay Geriatric Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which include the sale of substantially all of the assets of the Company to Bay (the "Sale"); (ii) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which MetroVision may now lawfully engage; (iii) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; (iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) to elect three members of the Board of Directors to one year terms; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and
(vii) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.


Vote Required;
Security Ownership of Management        The affirmative  vote  of
the holders of two-thirds of the outstanding shares of MetroVision Common Stock and 5% Preferred Stock, voting together as a single class, in person or by proxy, is required to approve and adopt Proposal 1. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Common Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the directors to the Company's Board of Directors pursuant to Proposal No. 5. The affirmative vote of a majority of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, will be required to approve and adopt Proposals Nos. 2 and 3. The affirmative vote of the holders of a majority of the shares of MetroVision Common Stock and 5% Preferred Stock, voting together as a single class, in person or by proxy, is required to approve Proposal Nos. 4 and 6. As of the Record Date, there were issued and outstanding 5,574,275 shares of Common Stock and 648,535 shares of 5%
Preferred Stock, of which 4,044,925 shares of Common Stock, representing approximately 72.6% of the issued and outstanding Common Stock, were beneficially owned by directors and executive officers of MetroVision as a group. On an as - converted basis (with 4.6 shares of 5% Preferred Stock being Convertible into one share of Common Stock), the directors and executive officers hold stock representing approximately 70.8% of the outstanding voting capital stock of the Company. Thomas M. Clarke, President of the Company, beneficially owns 4,044,925 shares of Common Stock, representing approximately 65% of the issued and outstanding Common Stock and Preferred Stock in the aggregate (and approximately 70.8% on an as - converted basis). Each of MetroVision's officers and directors has indicated his present intention to vote for the Sale and each of the other proposals being submitted to shareholders for their consideration at the Special Meeting. Thomas M. Clarke, Linda M. Clarke and Lawrence
B. Cummings have entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock (Common Stock and 5%
Preferred Stock, on an as-converted basis) entitled to vote on the Sale.


The Other Proposals

The Change to the Purposes Clause       MetroVision is submitting
to its shareholders for approval the proposed amendment to the Purposes Clause of the Company's Restated Certificate of Incorporation, the terms of which would effectively place third parties on notice that the Company may engage in any lawful activity other than those activities specifically proscribed by the Purposes Clause. Those proscribed activities would principally constitute those subject to the jurisdiction of the New York Department of Health. See "Proposal 2_Amendment to Restated Certificate of Incorporation to Change Purposes Clause."

Permit action by Written Consent of Shareholders
  by Less than Unanimous Vote       MetroVision is submitting  to
its shareholders for approval a proposal to amend the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote. See "Proposal 3 - Amendment to Restated Certificate of Incorporation to Permit Action by Written Consent of Shareholders by Less than Unanimous Vote."


 Change the Minimum Number of Directors
From  Six  to  Three         MetroVision  is  submitting  to  its
shareholders a proposal to ratify an amendment to its Amended By-laws, approved by the Board of Directors on June 12, 1998, which would reduce the minimum number of directors from six to three. See Proposal 4 - Ratification of Amendment to Amended By-laws to Reduce Minimum Number of Directors From Six to Three.

Election  of Directors         The three current members  of  the
Board of Directors of the Company have been nominated for re-election at the Special Meeting. The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, will be required to elect each of the Directors to the Company's Board. See "Proposal 5_ Election of New Directors."

Appointment of Arthur Andersen LLP as Public
Accountants           MetroVision's  Board   of   Directors   has
appointed the firm of Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of MetroVision and York for the fiscal year ending December 31, 1998, subject to ratification by the Company's shareholders. If the Company's shareholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The affirmative vote of a majority of the shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposal Number 5. See "Proposal 6_Appointment of Arthur Andersen LLP as Public Accountants."

                     SELECTED FINANCIAL DATA

   METROVISION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following selected financial data is derived from the Consolidated Financial Statements of the Company. On April 1, 1997, the Company consummated a merger with York Hannover that has been accounted for as a reverse acquisition of the Company by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover. The data should be read in conjunction with the Consolidated Financial Statements, related Notes, and other financial information included herein.

   MetroVision Selected Historical Consolidated Financial Data
              (In thousands, except per share data)


                 Summary Historical Condensed Financial Data
                                                            Three Months Ended
                       Twelve  Months  Ended December 31,        March 31,
                                1993(1) 1994   1995   1996   1997  1997  1998

Statement of Operations Data
   Net   patient  revenues     $3,466 $4,260 $2,673 $   -- $   --   $--   $--
 Equity in earnings of
   York  Hannover  Partnership     --     --    104    448    768   221   202

 Total revenues                 3,466  4,260  2,777    448    768   221   202
   Cost  of  patient  revenues (1,924)(2,396)(1,392)    --     --    --    --
 Selling, general and
     administrative              (950)(1,128)(1,546)  (391)  (329)  (75)  (60)
 Depreciation and amortization   (476)   (82)   (45)    --     --    --    --
 Amortization of deferred
    revenue                        --     --     55    133     33    33    --
 Other income (expense)            --     --    118    121    (19)  (67)   --
 Interest expense, net           (159)  (319)  (290)  (290)  (292)  (70)  (62)
 Income tax provision              --     --     --    (19)   (61)   --    --
 Discontinued operations,
   net  of  tax                    --     --     --    --  (1,438)   --    --

 Net income (loss)               $(43)  $335  $(323 ) $  2$(1,338)   42    80

(1) Reflects operations of predecessor entity prior to purchase by York Hannover in December 1993 and does not represent the ongoing operations after the purchase.


                               Summary Historical Financial Data
                                           December 31,              March 31,
                                1993    1994   1995    1996   1997      1998
Balance Sheet Data
Working capital (deficit)       $430     $34  $(192)$(3,341)$(3,726) $(3,748)
Total  assets                    842   1,335   1,240  1,632   1,269    1,387
Short-term  debt                  --     771     174  2,751   2,547   2,522(1)
Long-term  debt
(excluding  current portion)   2,713   1,924   2,180     --      --      --

     (1)As of March 31, 1998, the Company had received loans from affiliates totaling $571,957. These loans, including all accrued and unpaid interest, were due no later than May 1, 1998.

      UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION

     MetroVision and Bay have entered into a Sale Agreement, subject to approval by the shareholders of MetroVision, whereby MetroVision will sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's 40% equity interest (the "York Interest") in York for an aggregate purchase price of $2,300,000 (the "Purchase Price").

     The  Sale  will  be  accounted for as a  sale  of  the  York
Interest.

     The following unaudited pro forma consolidated balance sheet as of March 31, 1998 has been prepared based on the historical balance sheets of MetroVision, as adjusted to reflect the Sale as if it had occurred on March 31, 1998. The unaudited pro forma consolidated income statement for the year ended December 31, 1997 has been prepared based on the historical income statements of MetroVision adjusted to reflect the Sale as if it had occurred on January 1, 1997. The unaudited pro forma consolidated income statement for the three months ended March 31, 1998 has been prepared based on the historical income statements of MetroVision, adjusted to reflect the Sale as if it had occurred on January 1, 1998. This information is presented for informational purposes only and, therefore, is not necessarily indicative of the financial position or operating results that would have occurred or might be achieved if the Sale had occurred at an earlier date, nor is it necessarily indicative of the financial position or operating results that may occur in the future.


  MetroVision Summary Pro Forma Consolidated Balance Sheet Data
                         March 31, 1998
                    (Unaudited, in thousands)


                                Metro        Pro Forma        Pro Forma
                                Vision      Adjustments        Combined
                              Historical
Current assets
                               $    16        $    - -         $     16
Investment in York  Hannover
    Partnership                  1,372          (1,372) (a)         - -

 Total Assets
                               $ 1,388        $ (1,372)              16
Liabilities and
Stockholders' Deficit

Current   liabilities,
excluding short-term debt      $ 1,242        $    701 (a)      $ 1,393
                                                  (224)(b)
                                                  (326)(c)
Short-term debt                  2,522          (1,950)(b)          572
Preferred stock                      1                                1
Common Stockholders' deficit    (2,377)           (427)(a)       (1,950)

 Total   Liabilities   and
  stockholders' deficit        $ 1,388         $(1,372)         $   (16)


(a) To record the Sale of the Company's York Interest as if it had occurred on March 31, 1998 including a gain on the Sale of $1,128, a tax liability of $451 and a liability of $250 for fees and expenses associated with the Sale and Proxy Statement.

(b)  To  record the payment of principal and interest accrued  on
     MetroVision's secured loan payable to National
     HealthCare Corporation from the proceeds of the Sale.
(c)  To  record the payment of fees and expenses associated  with
     the  Sale  and  Proxy  Statement  and  various  other     current
     liabilities from the proceeds of the Sale.







 MetroVision Summary Pro Forma Consolidated Statement of Income Data
                  Year Ended December 31, 1997
        (Unaudited, in thousands, except Per Share Data)



                                Metro        Pro Forma       Pro Forma
                                Vision      Adjustments      Combined
                              Historical
Total revenues
                              $    768       $  (768)(a)         - -
Gain   on   Sale   of
  York Interest                    - -         1,799 (a)       1,799
Selling,  general and
  administrative                   329           250 (a)         579
Amortization   of
  deferred revenue                 (33)          - -             (33)
Other expense, net                  19           - -              19
Interest expense, net              292          (266)(a)          26
Net  income  from continuing
    operations before
    income taxes                   161         1,047 (a)       1,208
Income tax provision               (61)         (451)(a)        (512)
Net  income  from continuing
   operations                      100           596             696
Discontinued operations, net
   of tax                       (1,438)          - -          (1,438)
Net loss                        (1,338)          596            (742)
Less   -   preferred   stock
   dividend requirements           180           - -             180
Net  income  applicable   to
   common stock               $ (1,518)      $   596         $  (922)
Weighted  average number  of
    shares                    5,180,706                      5,180,706
Net loss per common            ($0.30)                        ($0.18)
   share






(a) To adjust the MetroVision historical income statement to reflect the sale of the York Interest and use of proceeds to retire debt as if both had occurred on January 1, 1997. The adjustments include recognition of a gain on the Sale of $1,799, a tax provision of $451, fees and expenses of $250 related to the Sale and Proxy Statement, removal of revenues from the York Interest of $768 and removal of interest expense on retired debt of $266.





 MetroVision Summary Pro Forma Consolidated Statement of Income Data
                Three Months Ended March 31, 1998
        (Unaudited, in thousands, except Per Share Data)





                                Metro        Pro Forma       Pro Forma
                                Vision      Adjustments      Combined
                              Historical
Total revenues                 $    202      $  (202)(a)      $    - -
Gain on Sale of York
   Interest                         - -        1,231 (a)         1,231
Selling,  general  and
   administrative                    60          250 (a)           310
Interest expense, net                62          (62)(a)           - -
Net   income  before  income
   taxes                             80          841 (a)           921
Income tax provision                - -         (451)             (451)
Net income                           80          390               470
Less   -   preferred   stock
  dividend requirements              45          - -                45
Net  income  applicable   to          $
   common stock                $     35       $  390           $   425
Weighted  average number  of
   shares                        5,574,275                    5,574,275
Net income per common share        $0.01                        $0.08




(a) To adjust the MetroVision historical income statement to reflect the sale of the York Interest and use of proceeds to retire debt as if both had occurred on January 1, 1998. The adjustments included recognition of a gain on the Sale of $1,231, a tax provision of $451, fees and expenses of $250 related to the Sale and Proxy Statement, removal of revenues from the York Interest of $202 and removal of interest expense on retired debt of $62.

                     METROVISION SHARE DATA

     The following table sets forth for the periods indicated (1) the historical net loss per common share and the historical book value per common share data of MetroVision Common Stock, and (2) the unaudited pro forma net loss per common share of capital stock and the unaudited pro forma book value data per share of MetroVision Common Stock after giving effect to the Sale. MetroVision has not declared or paid cash dividends for the periods indicated. See "Price Range of MetroVision Common Stock." The information presented in the following table should be read in conjunction with the separate historical consolidated financial statements, including the notes thereto, and the interim unaudited consolidated condensed financial statements of MetroVision and the notes thereto appearing elsewhere herein.


                                                   MetroVision  Pro Forma
                                                   Historical   Combined(1)
      Net income (loss) per common share:
        Three Months ended March 31, 1998            $ .01         $ .08
        Twelve months ended December 31, 1997         (.30)         (.18)

      Book value per share(2):
        March 31, 1998                              $ (.42)       $ (.35)
        December 31, 1997                             (.44)         (.35)

______________________

(1)Gives  effect to the Sale under "Unaudited Summary  Pro  Forma
   Combined Condensed Consolidated Financial Information."
(2)Computed   by   dividing  stockholders'  deficit   by   shares
   outstanding on the date indicated.

      The  Company's Common Stock is traded on the  OTC  Bulletin
Board under the symbol "MVNA". On May 29, 1998 (the trading day preceding the date of the Sale Agreement), the last bid price for the Common stock was $0.125 per share.

                         CAPITALIZATION

      The following table sets forth as of March 31, 1998 the capitalization of MetroVision on a historical basis and on a pro forma basis as adjusted to give effect to the consummation of the Sale.

                                               March 31, 1998
                                               (in thousands)
                                                         Pro
                                            Actual       Forma(1)

Short-Term Debt:
  Notes Payable                         $   2,522       $   572
Long-Term Debt (less current portion):         --            --
Preferred Stock                                 1             1
Common Stockholders' Deficit
    Common   Stock,  $.001   Par   Value;
    (25,000,000 shares authorized;
    5,574,275 shares issued at December 31,     6             6
    1997 -
    historical, and 5,574,275 - pro forma)
    Additional Paid in Capital              1,077         1,077
    Retained Deficit                       (3,460)       (3,033)
    Total Common Stockholder's Deficit      (2,377)      (1,950)
Total Capitalization                       $   146      $(1,377)

(1) Gives effect to the Sale and use of proceeds to retire debt as if both had occurred on March 31, 1998.


                       THE SPECIAL MEETING

Introduction; Purpose of the Special Meeting

     This Proxy Statement is being furnished to holders of MetroVision Common Stock and 5% Series A Convertible Preferred Stock (the "5% Preferred Stock") in connection with the solicitation of proxies by the Board of Directors of MetroVision for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, August 27, 1998 at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, MA 01201. At the Special Meeting, shareholders will be asked: 1) to consider and approve the Sale Agreement and the Sale; 2) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; 3) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; 4) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; 5) to elect three members of the Board of Directors each for a one year term; 6) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and 7) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Solicitation of Proxies

     The enclosed proxy is being solicited by the Board of Directors for use in connection with the Special Meeting and any postponement or adjournment thereof. All shares of Common Stock and 5% Preferred Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting or any postponement or adjournment thereof, and not revoked in the manner described below, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, the proxies will be voted in favor of the proposal to approve and adopt the Sale Agreement and the Sale, for the nominees for election to the Board of Directors, for each of the other proposals being submitted to shareholders at the Special Meeting for their approval and, at the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting.

     The Board knows of no matter which will be presented for consideration at the Special Meeting other than those matters set forth in the Notice of Special Meeting accompanying this Proxy Statement. If any other matters are properly presented for action at the Special Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in their sole discretion.

     If a quorum for the Special Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the proposal then the number of shares required for such approval, the Special Meeting may be adjourned for the purposes of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous Special Meeting. Any proxies voted against the Sale may not be voted at the Special Meeting in favor of adjournment of the Special Meeting.

     Abstentions are counted as present at the Special Meeting and thus are included in determining a quorum. With respect to the tabulation of votes, abstentions are not treated as votes cast in the election of directors (and thus are not the equivalent of votes against a nominee) but are treated as votes present and outstanding on other matters (and therefore are the equivalent of a vote against matters other than the election of directors). Brokers non-votes (broker proxies which have not voted on a particular proposal) are not included in determining a quorum with respect to a particular proposal. With respect to the tabulation of votes, broker non-votes are not treated as votes cast in the election of directors (and thus are not the equivalent of votes against a nominee), are not treated as votes present in matters requiring the affirmative vote of a percentage of the shares present at the Special Meeting (and therefore do not affect the vote on such a proposal) but are votes outstanding in matters requiring the vote of a certain percentage of the outstanding shares of the Company (and therefore are the equivalent of votes against such a proposal).

Revocation of Proxies

     Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by (a) delivering to the Secretary of MetroVision at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of MetroVision at or before the Special Meeting or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Special Meeting to the attention of the Corporate Secretary, MetroVision of North America, Inc., 75 South Church Street, Pittsfield, MA 01201.

Expenses

     MetroVision will bear the costs of the solicitation of its proxies in connection with the Special Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulations of proxies received. In addition to solicitation of proxies by mail, proxies in connection with the Special Meeting may be solicited by directors, officers and selected employees of the Company, at no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements also have been made with respect to brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons or firms or their nominees, and in connection therewith, such firms will be reimbursed for the reasonable out-of-pocket expenses in forwarding such materials.

     Neither the Company nor any person acting on its behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the Sale, the change in the Purposes Clause of the Restated Certificate of Incorporation, the amendment to the Amended By-laws reducing the minimum number of directors from six to three, the Election of Directors, the Ratification of Appointment of the Public
Accountants or any other proposal submitted to the shareholders for consideration at the Special Meeting.

Voting Securities; Record Date; Quorum

     Only shareholders of record of Common Stock and 5% Preferred Stock at the close of business on July 28, 1998 are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. At that date, there were 5,574,275 shares of Common Stock and 648,535 shares of 5%
Preferred  Stock  issued  and  outstanding  (4.6  shares  of   5%
Preferred Stock being convertible into one share of Common Stock). Each share of Common Stock is entitled to one vote per share, and each 4.6 shares of 5% Preferred Stock are entitled to one vote, exercisable in person or by duly executed proxy, on all matters which properly come before the Special Meeting or any adjournment or postponement thereof. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of shareholders entitled to vote of at least a majority of the shares of Common Stock and 5% Preferred Stock, counted as a single class, outstanding on the record date will constitute a quorum for purposes of the Special Meeting. Approval of the Sale requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and 5% Preferred Stock, voting as a single class, in person or by proxy at the Special Meeting. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the directors to the Company's Board of Directors. Approval of the 2 Amendments to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 5% Preferred Stock, voting together as a single class. Approval of the Amendment to the Amended By-Laws to reduce the minimum number of directors from six to three and the ratification of the appointment of the public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock and 5% Preferred Stock, voting together as a single class, present in person or by proxy at the Special Meeting.

                          RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING WHETHER TO APPROVE THE SALE AND THE SALE AGREEMENT. CERTAIN STATEMENTS SET FORTH BELOW UNDER THIS CAPTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" FOR ADDITIONAL FACTORS RELATING TO SUCH STATEMENTS.

               TRANSACTION-RELATED CONSIDERATIONS

WINDING UP OF BUSINESS OF METROVISION

As a result of the Sale, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation ("NHC") and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale ("Administrative Expenses".) The loan to NHC is in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the Sale, accounts payable, liabilities relating to the winding up of the Commuter Channel business, and a working capital loan from Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President (collectively the "Liabilities"). Because the Sale may constitute a "voluntary liquidation" under the Company's
Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference ("Liquidation Preference") on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale remaining, if any, after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. It is not expected that any amounts will be paid on the Liabilities or be available for distribution to shareholders.

FAILURE OF SALE TO CLOSE

There can be no assurance that all of the conditions to the Sale will be satisfied or that the Sale will be consummated. Failure to consummate the Sale will result in material expenses to the Company which will not be reimbursed. In this event, the assets available to be used to wind up the business of the Company may be materially reduced. See "Proposal No. 1 -- The Sale-- Terms and Conditions of Stock Purchase Agreement."

FUTURE FINANCING NEEDS

Assuming that the Sale is consummated, and the Company successfully winds up its business, the Company's remaining strategic business will be significantly different. Any new business of the Company, whether entered into directly or by means of a business combination, will require the investment of significant amounts of capital. See "The Sale-Change in Business of MetroVision". In connection with the consummation of the Sale, the Company anticipates that it will receive approximately $2,300,000 of net cash proceeds. As a condition to closing under the Sale Agreement, the Company will use approximately $2.1 million of such net proceeds to repay its secured loan (including accrued interest and penalties) to NHC, leaving the Company with approximately $200,000 of net cash proceeds (before taxes), which will be applied to payment of the Administrative Expenses. No proceeds from the Sale are expected to be available for the payment of Liabilities, which total approximately $1,925,000. As a result, although the Company will have no significant long-term debt, the Company will require additional financing in order to satisfy current unsecured creditors, any new business's on-going capital requirements and to achieve any new business's long-term business strategies. Such additional capital would most likely be provided through the public or private sale of debt or equity securities. If an alternative business or business combination and related financing cannot be obtained, the Company will be dissolved.

                       PROPOSAL 1_THE SALE

Purpose and Structure of the Sale

      The purpose of the Sale is for the Company to sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's York Interest for an aggregate purchase price of $2,300,000. As a result of the Sale of the York Interest, the strategic focus of Company will be to wind up its business.

Background of the Sale

     The Board of Directors believes that the Sale represents the most attractive financial alternative available to the Company's shareholders. In the course of the last three fiscal years, MetroVision has incurred net losses of $4,098,028 in the operation of its video cable network for mass transit systems. During the same period, the Company realized net revenues of only $3,229,316 on a historical basis from the operation of its video cable network. The substantial losses incurred by the Company have to date been funded primarily from the sale of its Common Stock, from the income generated by York, and from the Company's working capital loan.

      MetroVision believes that the inherent difficulty with the Commuter Channel business strategy and, consequently, the principal reason for the continuing losses from operations, is that the current network of place-based media for mass transit systems is not sufficiently large to attract national advertisers willing to commit substantial sums from their advertising budgets. At the same time, however, the high cost of operations requires the Company to charge advertising rates which generally preclude local and regional advertisers from purchasing advertising on the Company's network. As a result, the Company has been unable to generate meaningful revenues from operations, and the substantial losses incurred by the Company to date have been funded primarily from equity or debt financings.
Notwithstanding attempts by the Board of Directors to seek external financing after the Company's secondary public offering in December 1993, these efforts have proven largely unsuccessful. Accordingly, the Board of Directors does not believe attempts at continued expansion of the Company's network is appropriate, given its very limited financial resources and its relative inability to generate meaningful revenues from such network. At the same time, the Board believes that it will likely not be able to sustain its existing operations for the foreseeable future and on November 30, 1997 the Company announced its plans to terminate the Commuter Channel business, effective February 28, 1998.

     As noted above, the operating losses of the Commuter Channel business have been funded by revenues from the operation of York. However, pursuant to the terms of the York Partnership Agreement between York Hannover Pharmaceuticals, Inc., and UPC dated July 13, 1995 (the "Partnership Agreement"), the partnership will terminate on August 1, 2000, unless both partners agree to continue the partnership. UPC has indicated it will not vote to continue the partnership. In addition, United Health Inc. ("UHI"), UPC's parent company, recently acquired Bay Geriatric Pharmacies, Inc., a company which is a direct competitor of York, in violation of the non-competition clause in the Partnership Agreement. Upon learning of the acquisition of Bay Geriatric Pharmacies, Inc. by UHI, management of MetroVision approached UPC and UHI with respect to the violation of the non-competition clause of the Partnership Agreement. As a result of discussions concerning this issue, UPC offered to acquire MetroVision's York Interest.

     MetroVision then contracted with Centennial Valuation Group, PLLC ("Centennial") to provide an appraisal (the "Appraisal") of the Partnership Interest as of January 1, 1998. Centennial completed the Appraisal on a present value cash flow basis (using a discounted earnings method), which indicated a valuation of $2.9 million. On the basis of such appraisal and an appraisal obtained by UPC, the parties negotiated a purchase price of $2,500,000 as adjusted by the $200,000 of pro rata net income distributed by York to MetroVision subsequent to January 1, 1998.

      After deliberation by the Board of Directors at meetings held on April 3, 1998 and June 12, 1998, MetroVision's Board determined that the Sale would represent the most attractive alternative of maximizing the assets of the Company for the benefit of creditors and stockholders.

     On June 12, 1998, the Board of Directors discussed the terms of the Sale Agreement and unanimously approved the Sale Agreement and the proposed Sale, and authorized that the Sale Agreement and Sale be submitted to shareholders for their approval.

Reasons for the Sale; Recommendation of the Board of Directors

      The Company's Board of Directors has determined that the Sale is fair to, and in the best interests of, the Company and its shareholders, and has approved the Sale Agreement and the Sale. The Board of Directors recommends that the MetroVision shareholders vote FOR the Sale Agreement and the Sale.

      In reaching its conclusion that the Sale is in the best interests of MetroVision and its shareholders, the MetroVision
Board of Directors considered a variety of factors including, among other things, the following:

           1. The current financial condition and cash position of MetroVision is such that, without the infusion of additional cash, there is substantial doubt about MetroVision's ability to continue as a going concern for a sustained period, or generate meaningful, if any, profits. MetroVision has been relatively unsuccessful in obtaining external financing from any third parties other than from certain of its officers and directors, and it is unlikely that these persons or any other third parties are prepared to make capital investments in MetroVision at this time.

           2.    The  fact  that  given the  acquisition  of  Bay
     Geriatric Pharmacies, Inc. by UHI, it is probable that York's market share will be significantly reduced through competition with Bay Pharmacies, Inc.

           3. The conclusion that any litigation with UHI and UPC with respect to the violation of the non-competition clause in the Partnership Agreement would most likely not result in money damages in an amount and a time frame which would maximize shareholder value more that the Sale.

           4. Given the acquisition by UHI of Bay Geriatric Pharmacies, Inc. and the terms of the Partnership Agreement, it is unlikely that MetroVision will be able to identify other potential purchaser candidates for the York Interest, particularly ones with seasoned management and with a market presence, financial condition or capital structure which could potentially result in maximizing shareholder value greater that than realized through the Sale.

          5. Management's belief that strategic alternatives to the Sale or a sale to another third party, including allowing NHC to foreclose on the York Interest, are ones which would not maximize the value of the York Interest.

            6.     The   Appraisal,  including   the   underlying
     assumptions for the Appraisal, and the default status of and outstanding balance of the NHC loan.

      The MetroVision Board of Directors also considered certain negative factors, in addition to those set forth herein under the caption "Risk Factors," including that the Sale would result in the loss of the Company's York Interest and related revenues, requiring the winding up of the business of the Company

      In view of the variety of factors considered by the MetroVision Board in connection with its evaluation of the Sale, the MetroVision Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its conclusion.

     In light of the specific circumstances surrounding the Sale, including, but not limited to, the current financial condition faced by MetroVision and the lack of any reasonable or foreseeable near-term alternative to the Sale, the MetroVision
Board   did  not  find  it  financially  prudent  to  engage   an
independent financial advisor to render an opinion for the benefit of the Board and the MetroVision shareholders as to the fairness from a financial point of view of the consideration to be paid by Bay for the York Interest. The Board believed that the expense which would have been incurred to engage a financial advisor for this purpose would have been an inappropriate use of MetroVision's extremely limited cash resources.

      The  directors of MetroVision unanimously approved the Sale
Agreement and the Sale.

     Approval of the Sale Agreement and the Sale requires the affirmative vote of two-thirds of the outstanding shares of MetroVision Common Stock and 5% Preferred Stock, voting together as a single class. As of the record date, the MetroVision directors and executive officers beneficially owned 4,055,358 shares of Common Stock as a group, or an aggregate of approximately 71% (on an as-converted basis) of the total number of shares entitled to vote at the Special Meeting. Thomas M. Clarke, President of the Company, beneficially owns 4,044,925 shares of Common Stock, representing approximately 70.8% (on an as-converted basis) of the issued and outstanding Common Stock and 5% Preferred Stock. Each of MetroVision's officers and directors have indicated their present intention to vote for the Sale Agreement and the Sale. Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings have entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock entitled to vote on the Sale.

Use of Proceeds, Wind Up of Business

     As a result of the Sale of the York Interest, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel; and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale. The loan to NHC is currently in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the sale, accounts payable, liabilities related to the winding up the Commuter Channel business, and a working capital loan to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President (collectively, the "Liabilities"). Because the Sale may constitute a "voluntary liquidation" under the Company's
Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale, if any, remaining after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. See "Risk Factors - Wind up of Business of the Company." MetroVision believes that the sale of the York Interest will allow the Company to maximize the value of its assets for the benefit of creditors and shareholders.


Change in Business of MetroVision

      Assuming that the Sale is consummated, and the Company successfully winds up its business, the Company's remaining strategic business will be significantly different. Any new business of the Company will require the investment of significant amounts of capital. In connection with the consummation of the Sale, the Company anticipates that it will receive approximately $2,300,000 of net cash proceeds. As a condition to closing under the Sale Agreement, the Company will use approximately $2.1 million of such net proceeds to repay its secured loan to NHC, leaving the Company with approximately
$200,000 of net cash proceeds (before taxes) which will be applied to payment of the Administrative Expenses. No proceeds of the Sale are expected to be available for the payment of the Liabilities which total approximately $1,925,000. As a result, although the Company will have no significant long-term debt, the Company will require additional financing in order to satisfy current unsecured creditors, any new business's on-going capital requirements and to achieve any new business's long-term business strategies. Such additional capital would most likely be provided through the public or private sale of debt or equity securities. If such an alternative business and related financing cannot be obtained, the Company will be dissolved.

Bay's Conditions to Closing

      Pursuant to the Sale Agreement, the obligation of Bay to consummate the Sale is subject to the following conditions:

1. MetroVision shall have fully paid and satisfied its outstanding debt to National HealthCare Corporation and any security interest in the York Interest shall have been released;

2.    MetroVision shall in writing confirm that Stockbridge
      Investment Partners, Inc. has or will terminate its Part B billing functions, under the Management Services Agreement dated July 13, 1995 between York Hannover Pharmaceuticals, Inc. and York Hannover Partnership, and that MetroVision will cooperate with UPC and Bay to accomplish the orderly transition of such billing functions;
3. MetroVision shall have received the opinion of Bay's legal counsel;
4. MetroVision shall certify to Bay that each and every representation and warranty that it made within the Sale Agreement continues to be true and complete as of the date of Closing;
5. MetroVision and its affiliates shall be current on all payment obligations to York and its affiliates; and
6. The Partnership shall have made a distribution of net income earned in 1998 to UPC and the Company, according to their interests, of $500,000.
      MetroVision's Conditions to Closing

       Pursuant   to  the  Sale  Agreement,  the  obligation   of
MetroVision to consummate the Sale is subject to the following conditions:

     1.   Bay shall have paid the Purchase Price of $2,300,000;

     2. Bay shall have received the opinion of MetroVision's legal counsel;
     3. Bay shall certify to MetroVision that each and every representation and warranty that it made within the Sale Agreement continues to be true and complete as of the date of Closing;
     4. MetroVision shall have obtained all necessary shareholder approvals of the Sale Agreement and Sale; and
     5. The Partnership shall have made a distribution of net income earned in 1998 to UPC and the Company, according to their interests, of $500,000.

                         THE SALE AGREEMENT

      The following discussion of the Sale Agreement is only a summary of the material terms and conditions thereof and is qualified in its entirety by reference to the actual terms and conditions of the Sale Agreement attached hereto as Appendix A.

General

     Under the Sale Agreement, the Company will sell to Bay the York Interest, including all assets of York owned by the Company, for a purchase price of $2,300,000. The Company and Bay will each indemnify the other against and hold each other harmless from any and all non-York liabilities of the other. Bay will assume all liabilities as a Partner of York to the extent such liabilities arise after the Closing Date.

     The closing of the Sale will occur no later than August 31, 1998.

      Under the Sale Agreement, the Company has agreed not to compete for a period beginning with the closing date and extending through July 31, 2000, directly or indirectly with York in York's business in the geographic areas listed on Exhibit A to the York Partnership Agreement, a copy of which is attached hereto as Appendix B. York's business is deemed to be the provision of the following services and products: institutional pharmacy, infusion therapy, third-party billing, medical equipment and supplies, respiratory (except respiratory therapy services and supplies to Part A Medicare eligible patients (patients who have been hospitalized for three days or more immediately prior to being placed in a skilled nursing facility), which are not provided by York, although York does provide the delivery services provided as part of the respiratory Part A Program ("Part A Program" refers to a particular level of Medicare coverage for a nursing home facility stay) of UPC at July 13, 1995, the date of the signing of the York Partnership Agreement, and such other services and products as were specifically agreed upon by the York partners (enterals, parenterals, urological, tracheostomy, and wound care), to long term care and other facilities set forth on Exhibit A to the York Partnership Agreement (with the exception of that certain facility set forth on Exhibit A to the York Partnership Agreement which continued to be served by York Hannover Pharmaceuticals, Inc. or its affiliates and in those presently existing facilities owned by United Health Facilities, Inc. and its affiliated corporations outside the designated counties which facilities are also described in Exhibit A to the York Agreement.) Exhibit A to the York Partnership Agreement is attached hereto as Appendix B.

Conditions to the Sale

      See  "Proposal 1 - The Sale - MetroVision's  Conditions  to
Closing" and "- Bay Conditions to Closing".

Termination or Amendment of Sale Agreement

      There is no provision for terminating or amending the  Sale
Agreement.

Accounting Treatment of the Sale

      The Sale will be accounted for as a sale of substantially all of the assets of the Company.

Required Regulatory Approvals

      MetroVision has represented to Bay in the Sale Agreement that MetroVision has no knowledge of any violations or alleged violations by York of, or pending or threatened investigations, complaints, or proceedings or threatened investigations, complaints or proceedings involving the York Interest under any federal, state or local laws or regulations; nor are there any regulatory approvals under any such laws that must be obtained prior to consummation of the Sale.

Dissenters' Rights of Appraisal

      Shareholders of MetroVision are not entitled to dissenters' rights of appraisal under the New York Law in connection with the Sale.

Fees and Expenses

      In connection with the preparation of the Proxy Statement and solicitation of proxies, MetroVision will incur the following estimated expenses:

   Legal Fees and Expenses                            $  75,000
   Accounting Fees and Expenses                          15,000
   Printing Fees                                         10,000
   Brokerage/Solicitation Fees                            5,000
     Total                                            $ 105,000


Federal  Income  Tax Consequences of the Sale to the  MetroVision
Shareholders

      MetroVision does not expect that the Sale will have any specific Federal income tax consequences to MetroVision's shareholders. After the Sale, the shareholders of MetroVision will continue to own shares as before the Sale and the acquisition by Bay of the York Interest through the Sale is not expected to alter the income tax effect of owning or subsequently transferring shares of MetroVision Common Stock. In view of the individual nature of each shareholder's income tax situation, stockholders are urged to consult their own tax advisors with respect to the specific Federal, state and local tax consequences associated with the Sale. It is expected that the Sale will result in federal and state liabilities to the Company in the amount of approximately $451,000.

Interests of Certain Persons in the Sale

     If the proceeds of the Sale are sufficient to pay all of the Liabilities of the Company, the proceeds of the Sale may be used to repay a working capital loan in the amount of $571,957 to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, President of the Company.

     The approval of the two-thirds of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, is required to approve the Sale.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SALE, AND
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF
UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
 PROPOSAL 2--AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                    TO CHANGE PURPOSES CLAUSE

     At a Special Meeting of Shareholders of the Company held on April 1, 1997, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "York Health Care, Inc." The change in the Company's name was made in connection with the merger of York Pharmaceuticals, Inc. with and into the Company on April 2, 1997 and the resultant change in the principal business of the Company to provide prescription and non-prescription medications and related services to nursing homes. Because the new corporate name of the Company contains the words "Health Care," the New York Business Corporation Law, which applies to the Company because it has been incorporated in the State of New York, requires that the Company's name be approved by the New York Department of Health ("DOH").

     As a condition to issuing its consent to the use of the new name by the Company, the DOH has required that the Company acknowledge that, notwithstanding the potential implications associated with employing the terms "health care" within the name of a New York corporation, the Company is currently not licensed to provide health care or health care related services within the State of New York which would be subject to the jurisdiction of DOH. To acknowledge this limitation, and particularly since the Company does not currently conduct any business within the State of New York, the Company has agreed to submit to its shareholders for approval the proposed amendment to the Purposes Clause of the Company's Restated Certificate of Incorporation, the terms of which would effectively place third parties on notice that the Company may engage in any lawful activity other than those activities specifically proscribed by the Purposes Clause. Those proscribed activities would principally constitute those subject to the jurisdiction of the DOH and for which the Company currently is not licensed. The full text of the proposed
Amendment to the Restated Certificate of Incorporation is set forth below:

     Paragraph SECOND, relating to the purposes for which the Corporation is formed, is amended and restated in its entirety as follows:

          "SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York; provided, however, that nothing contained herein shall authorize the Corporation to establish, operate or maintain a hospital or to provide hospital service or health-related service or to operate a home care services agency, a hospice, a health maintenance organization or a comprehensive health services plan, as defined in and covered by Articles 28, 36, 40 and 44, respectively, of the Public Health Law or to solicit, collect or otherwise raise or obtain any funds, contributions or grants from any source for the benefit of any hospital. The corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

          For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York."

The approval of a majority of the outstanding shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class, is required to adopt the amendment to the Restated Certificate of Incorporation. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis) , intends to vote FOR the amendment. Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

       THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

     PROPOSAL   3   -   AMENDMENT  TO  RESTATED  CERTIFICATE   OF
INCORPORATION TO PERMIT WRITTEN CONSENT OF SHAREHOLDERS  BY  LESS
THAN UNANIMOUS VOTE

     On June 12, 1998, the Board of Directors of the Company approved an amendment to the Company's Restated Certificate of Incorporation to permit action by written consent of shareholders, without a meeting, by less than a unanimous consent. Under New York law, actions to be taken by shareholders can be approved in three ways: (i) at a meeting of stockholders by the required affirmative vote of holders of shares entitled to vote on a matter, (ii) by written consent of the holders of all outstanding shares entitled to vote on the matter (i.e. unanimous consent), or (iii) if the Certificate of Incorporation so permits, by written consent of the holders of the same number of shares entitled to vote on such matter that would be required to approve such matter if the action was approved by a vote taken at a stockholders meeting. The Company's Restated Certificate of Incorporation does not currently provide for action to be taken pursuant to the method described in subsection (ii) above and accordingly the board approved an amendment to provide for such option.

     The Board of Directors believes that given the anticipated change in the strategic direction of the Company, the uncertain nature of its future operations following the winding down of its business subsequent to the Sale of the York Interest, and the impossibility of obtaining consents of holders of all shares entitled to vote on a given matter, stockholder action by less than unanimous consent is necessary in order to allow the Company to act more quickly and at less cost than would be required if a vote at a stockholders meeting were necessary.

     The  full  text  of the proposed Amendment to  the  Restated
Certificate of Incorporation is set forth below:

     Paragraph   NINTH,   relating   to   written   consent    of
shareholders, is hereby added as follows:

          "NINTH: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

     Pursuant to New York law, if action is taken without a meeting by less than unanimous written consent, the Company shall give prompt notice of the taking of the corporate action to those shareholders who have not consented in writing.

      The approval of a majority of the outstanding shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class, is required to adopt the amendment to the Restated Certificate of Incorporation. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis), intends to vote FOR the amendment. Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

       THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4_RATIFICATION OF AMENDMENT TO AMENDED BY-LAWS REDUCING
        THE MAXIMUM NUMBER OF DIRECTORS FROM SIX TO THREE

     On June 12, 1998, the Board of Directors of the Company approved an amendment to Article III, Section 2 of the Company's Amended By-laws to reduce the minimum number of Directors from six to three. Prior to this amendment by the Board, the minimum number of directors was six. The Board of Directors believes that following the winding down of the business of MetroVision subsequent to the Sale of the York Interest, a Board of Directors consisting of six members will not be necessary to manage a company with scaled-down operations. Therefore, the Board of Directors believes that it is prudent and more practical to allow for a smaller number of directors that the minimum of six currently required.

      Pursuant to Article VI, Section 6 of the Amended By-laws of the Company, notice of the Board's amendment of was given in the Notice of Special Meeting accompanying this Proxy Statement. The full text of the proposed amendment to the Amended By-laws is set forth below:

      Article SIXTH, Section 6, relating to the number of Directors of the Company, is amended and restated in its entirety as follows:

           "The Board of Directors shall be not less than three, as may be fixed from time to time by vote of the majority of the entire Board of Directors, or by vote of the shareholders at any meeting thereof; provided, however, whenever all of the shares of the Company are owned by less than three shareholders, the number of Directors may be less than three, but not less than the number of shareholders."

      The affirmative vote of the holders of a majority of shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class in person or by proxy at the Special Meeting, is required to approve and adopt Proposal Number 4. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis), intends to vote FOR the amendment.
Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

       THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED BY-LAWS PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


  PROPOSAL 5 ELECTION OF THREE DIRECTORS TO BOARD OF DIRECTORS

      The Company's Restated Certificate of Incorporation and Amended By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation and Amended By-Laws, which by-laws were last amended June 12, 1998, the number of directors is set at no less than three (3) unless the Board of Directors or the stockholders set a higher number. Currently, the Board of Directors is set at three (3).

       Pursuant to the Company's Restated Certificate of Incorporation and Amended By-Laws, the Board of Directors on June 12, 1998 voted (i) to set the size of the Board of Directors at three and (ii) nominate Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings for election at the Special Meeting for a term of one year to serve until the next Special Meeting of stockholders, and until their respective successors have been elected and qualified. All of the nominees have served as directors of the Company as indicated below.

     Unless authority to vote for any of the nominees named below is withhold, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

      A plurality of the shares voted affirmatively or negatively at the Special Meeting is required to elect each nominee as a director.

       THE   BOARD   OF  DIRECTORS  RECOMMENDS  THAT  METROVISION
SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES AS  DIRECTORS,
AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF
UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

                           MANAGEMENT

Directors


      The names of the Company's current directors who are nominees for re-election and certain information about them are set forth below:

                                                      Director
Name                   Age   Position Presently Held  Since
Thomas M. Clarke       42    President,   CEO    and  1997
                             Director
Linda M. Clarke(1)     45    Executive    Vice        1997
                             President,    Treasurer
                             and Director
Lawrence B.            42    Director                 1997
Cummings(1)
______________
(1)   Member  of  the Audit, Compensation and Stock  Option  Plan
Committees.

      The following is a brief summary of the background of each current director of the Company who is also a nominee for re-election:

Lawrence B. Cummings:      Mr.  Cummings,  age  42,  has  been  a
                    Director of the Company since April 1997. He is the Chief Executive Officer of Stockbridge Investment Partners, Inc., the parent corporation of MetroVision of North America. Mr. Cummings has over ten years of health care experience and is an active investor in the health care industry. From 1989 to 1992, Mr. Cummings was Chairman of the Board, Chief Executive Officer and President of Providence Health Care, Inc. ("Providence"), a Cleveland, Ohio-based publicly-traded nursing home management company which Mr. Cummings founded and which was acquired by The Multicare Companies, Inc. in 1992. Mr. Cummings received his undergraduate degree from Harvard University and a Masters in Business Administration from Harvard Business School. On May 23, 1996, a Final Judgment of Dissolution of Marriage was entered transferring certain assets to Mr. Cummings' former spouse and ordering Mr. Cummings to pay her over $6.0 million, which has been appealed. As a result of this order and other personal indebtedness, on August 20, 1996, Mr. Cummings filed for personal reorganization under Chapter 11, which case is now pending in the U.S. Bankruptcy Court for the Southern District of Florida.

Thomas M. Clarke:   Mr.  Clarke,  age 42, has been the  President
                    and Chief Executive Officer and a Director of
                    the  Company since April 1997.  He  has  been
                    the President and Chief Financial Officer  of
                    Lenox Healthcare, Inc. since 1991. Mr. Clarke
                    has over 16 years of experience in the health
                    care  industry  and has held  positions  with
                    both   public   and   private   health   care
                    organizations.  From May 1987 until  founding
                    Lenox  in  1991, Mr. Clarke was the Treasurer
                    and  Chief  Financial  Officer  of  Berkshire
                    Health    Systems,   Inc.,   a    Pittsfield,
                    Massachusetts based diversified health care company. Mr. Clarke is a Fellow in the Health
                    Care  Financial  Management Association.  Mr.
                    Clarke is a graduate of the University of Maine and completed his Masters in Science in Business at Husson College.

Linda M. Clarke     Mrs.  Clarke,  age 45, has been Treasurer  of
                    Lenox  Healthcare,  Inc.  since  1991.   Mrs.
                    Clarke has over seven years experience in the
                    health  care  industry. In  addition  to  her
                    position   with   Lenox,  Mrs.   Clarke   was
                    previously  employed by the Houlton  Regional
                    Hospital  Development Office and participated
                    in   various  fundraising  activities.   Mrs.
                    Clarke  attended the University of Maine  and
                    was  previously employed by the Maine  School
                    Administrative District #29 for 5 years.  She
                    continues   to   be  Treasurer   of   several
                    privately held health care companies.



Committees of the Board of Directors and Meetings

Meeting Attendance

      The  Board of Directors held 3 meetings during fiscal 1997.
All of the current directors who are also nominees for re-election attended 100% of the total number of meetings of the Board of Directors.

Board Committees

      The Board of Directors has three committees: an audit committee, a compensation committee and a stock option committee. The Company does not have standing nominating committee. The audit committee, which consists of Linda M. Clarke and Lawrence
B. Cummings, was established to review internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided. The compensation  committee, which consists of  Linda  M.  Clark  and
Lawrence B. Cummings, makes recommendations to the Board of Directors regarding remuneration of executive officers and directors. The stock option committee, which consists of Thomas
M. Clarke and Lawrence B. Cummings, administers the Employee Stock Option Plan. None of the committees met during fiscal 1997.

Compensation Committee Interlocks and Insider Participation

       During 1997, the compensation committee consisted of Courtlandt Miller and Robert F. Hussey (who are not nominees for re-election); the stock option committee was not established in 1997. No executive officer of the Company serves as a member of the board of directors, compensation committee or stock option committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, compensation committee or stock option committee.

Compensation of Directors

      Directors do not receive any cash compensation for their services on the Board of Directors, but are reimbursed for reasonable travel and lodging expenses incurred in attending Board and committee meetings. Non-employee directors are eligible to receive grants of stock options under the 1993MetroVision Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan") pursuant to a formula under which non-employee directors are eligible to receive, in May of each year, non-qualified stock options to purchase (i) 5,000 shares of Common Stock, plus (ii) 1,000 shares of Common Stock for each Board Meeting attended during the preceding fiscal year. These options vest in full six months after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. During fiscal 1997, no options were granted under the Directors Stock Option Plan.

Executive Officers

     The  Company has one non-director executive officer -  David
M. Fancher, age 38, Vice President and Chief Financial Officer. Mr. Fancher joined MetroVision in November 1994 as Principal Financial Officer. On January 1, 1995, Mr. Fancher was named Secretary and Chief Financial Officer, and in October 1997 was appointed a director (he is not a candidate for re-election at this Special Meeting). Prior to joining MetroVision, Mr. Fancher served as Controller for McMillan Publishing, Professional Business Reference Division, between 1991 - 1994, and for Chemical Waste Management, a wholly owned subsidiary of Waste Management, Inc. between 1988-1991. Mr. Fancher is a graduate of Monmouth University with a B.S. Degree in Business Administration.



                     EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to or earned by the following individuals for services rendered to the Company in all capacities during the Company's last three fiscal years:
(i) the chief executive officer of the Company (in the Company's case, the President) as of December 31, 1997, and (ii) the former President of the Company (together, the "Named Executive Officers"). No executive officer of the Company had salary and bonus earned during fiscal 1997 which exceeded $100,000.

                   Summary Compensation Table

                                                  Annual        Long Term
                                               Compensation   Compensation
                                                                 Awards
Name and Principal Position      Year             Salary       Securities
                                                               Underlying
                                                                 Options
Thomas M. Clarke                 1997             $    0        750,000(1)
     President and Chairman of
       the Board
Robert F. Hussey                 1997             $    0           0
     President  and              1996             $    0           0
     Chairman of the Board
                                 1995             $    0    5,347 (2)
_________________

(1) In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In June,1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

(2)  The options granted to Mr. Hussey expired on June 30, 1997.


Option Grants

     In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In [June], 1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

Option Exercises and Fiscal Year-End Values

     In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In [June], 1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

Employment Contracts and Change of Control Arrangements

      In April 1997, the Company entered into an employment agreement with Mr. Clarke which expires on April 1, 2000. The agreement provides that Mr. Clarke will not engage in a business competitive with the Company's current and anticipated business for the term of the agreement and for two years thereafter.

Certain Relationships and Related Transactions

      In June 1997, the Board of Directors authorized the Company to enter into a line-of-credit agreement with Lenox Healthcare, Inc. to borrow amounts up to $200,000. Interest accrues at prime plus 2% with principal and interest due on May 8, 1998. The Company had $571,597 and $53,239 in principal and accrued interest outstanding under the line-of-credit at June 30, 1998 and therefore had exceeded the maximum amount to be borrowed as authorized by the Board of Directors. However, subsequent to December 31, 1997, the Board of Directors of the Company approved a maximum borrowing of $700,000 under the line-of-credit agreement.



     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that MetroVision's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock (collectively the "Reporting Persons"), file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and changes in beneficial ownership. Reporting Persons are required by SEC regulations to furnish MetroVision with copies of these reports. Based solely on MetroVision's review of the copies of these reports received by it, MetroVision believes that all filings required to be made by the Reporting Persons during fiscal year 1997 were made on a timely basis. [COMPANY IS CHECKING WHETHER ALL REPORTS WERE FILED.]



PROPOSAL 6 RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS
            COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of MetroVision has appointed the firm of Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of MetroVision and its subsidiaries for the fiscal year ending December 31, 1998, subject to ratification by the MetroVision Stockholders.

      A representative of Arthur Andersen LLP is expected to be present at the Special Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

       If the MetroVision Stockholders do not ratify the appointment of Arthur Andersen, LLP as MetroVision's independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

      The affirmative vote of the holders of a majority of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposal Number 6.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHARE HOLDERS VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF METROVISION'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

             PRICE RANGE OF METROVISION COMMON STOCK

      MetroVision's Common Stock is traded on the OTC Bulletin Board under the symbol "MVNA." Beginning on December 23, 1991, and until May 22, 1996, the Common Stock was included for quotation on the Nasdaq SmallCap Market. On that date, the
Common Stock was delisted from the Nasdaq SmallCap Market for failing to meet certain listing criteria. Consequently, since May 23, 1996, the Common Stock has traded on the OTC Bulletin
Board. The following table sets forth (for the periods indicated) the range of high and low bid prices for the Common Stock as reported by Nasdaq on the SmallCap Market prior to May 23, 1996 and as reported on the OTC Bulletin Board thereafter. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

                                         Price  Per
                                           Share
1998(1)                                High       Low

First Quarter                          9/32       1/4
Second Quarter                         3/16       1/8
Third  Quarter (through  July  7,      3/16      3/32
1998)

1997
Fourth Quarter                          3/8       1/4
Third Quarter                           1/2       3/8
Second Quarter                        1 1/4       5/8
First Quarter (1)                     1 1/4       5/8

1996 (1)
Fourth Quarter                          5/8       5/8
Third Quarter                           1         5/8
Second Quarter                        2 1/4       5/8
First Quarter                           1         5/8

___________________
(1) Gives retroactive effect to the 1 for 4.6 reverse stock split effective April 2, 1997.

Stockholders

      As of July 20, 1998 there were 5,574,275 shares of Common Stock, held of record by approximately 166 holders. The Company believes that certain holders of record hold for significantly more beneficial owners. The Company believes that there are approximately 800 beneficial owners of the Common Stock. The closing bid price for the Company's Common Stock on July 28, 1998 was [$______].

Dividends

      To date, the Company has never declared or paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition and other relevant factors. The Company does not expect to declare or pay any dividends in the foreseeable future. Further, payment of dividends on the Common Stock will be subject to the prior payment of dividends on the shares of 5% Preferred Stock, which dividends are payable cumulatively in arrears.


               INFORMATION CONCERNING METROVISION

Business

     On November 30, 1997, the Company decided to terminate, effective February 28, 1998, its business related to the Commuter Channel. MetroVision owns and, until such date, operated the Commuter Channel, a video cable network for the mass transit industry. The Commuter Channel displayed a program cycle of generally 10 to 12 minutes which was segmented into information from transit authorities; news, weather, sports and entertainment headlines, and advertising. Broadcasts on the Commuter Channel were displayed 24 hours a day, seven days a week, on high-resolution video display monitors and projection screens situated on rail platforms and in passenger waiting areas.

     At the time of its cessation of operations, the Commuter Channel was installed in the Port Authority Trans Hudson ("PATH") system in New York and New Jersey, the Southeastern Pennsylvania Transportation Authority ("SEPTA") system in Philadelphia, Pennsylvania, Boston's Massachusetts Bay Transportation Authority ("MBTA") subway and commuter rail system, and in the Bay Area Rapid Transit ("BART") System in the San Francisco Bay Area in California. The Commuter Channel was designed to be the primary means by which transit authorities communicate information to commuters using their systems. Transit information was input directly by transit authorities and included schedule information, route maps, delay information, and emergency information.

     MetroVision derived its revenues from the sale or barter of advertising and news information segments on its networks, and the sale of its complete video display network to transit authorities. In addition, news, weather, sports and entertainment headlines displayed on the Commuter Channel were obtained from several information providers, certain of whom paid MetroVision fees for access to the Commuter Channel.

Termination of Commuter Channel Business

     In deciding to terminate the Company's business related to the Commuter Channel, the Board considered the following:

     During the past three fiscal years, losses from the Company's Commuter Channel operations exceeded $4 million. The Company's business was adversely affected by the broad commercialization of competitive new media networks such as the "Airport Channel" and television (national, local and cable), radio, magazines and billboards located in transit systems and airports. See "Proposal 1 - The Sale - Background of the Sale".

     The  Company  does  not currently have  sufficient  cash  to continue to support its media operations, nor is it able to generate sufficient cash from operations or to attract sufficient external debt or equity financing. The Company has been unsuccessful in obtaining external financing other than from certain officers or directors. Given the Company's current financial condition, it is unlikely that the Company will be able to obtain any additional financing at this time either from these officers or directors or from any outside parties.

     In addition, the Company has attempted to identify other strategic, corporate or marketing alliances with companies which would present opportunities for the Company to increase its revenues and thus enhance shareholder value. The Company has not been successful in identifying any such opportunities.

     The  following  sets forth the status of the termination  of
the   Commuter   Channel   business  in   MetroVision's   primary
installations:

     The Port Authority Trans Hudson (PATH) System. The PATH commuter rail line provides access to Manhattan's downtown and midtown business districts for New Jersey residents. Installation of the Commuter Channel in PATH commenced in 1989. The Company's agreement with PATH was amended on December 31, 1996 for an indefinite term, subject to earlier revocation or termination as provided in the permit. PATH's Senior Management has indicated that they are willing to terminate the existing contract and forgive certain amounts owed to them by MetroVision in exchange for installed equipment and a cash payment. Negotiations are continuing.

     The Southeastern Pennsylvania Transit Authority (SEPTA) System. SEPTA operates a commuter rail line connecting Philadelphia to its suburban areas, including the Main Line area and Bucks County. The Commuter Channel at SEPTA commenced operations in 1987. On July 5, 1995, MetroVision entered into a revised operating agreement. MetroVision's agreement with SEPTA expired July 5, 1998. SEPTA has expressed a willingness to enter into a settlement in which they agree to forego any monies due in exchange for the installed equipment.

     The Bay Area Rapid Transit (BART) System. The BART commuter rail network connects downtown San Francisco with the Bay Area's other major cities and suburbs, including Oakland and Alameda and Contra Costa counties. MetroVision's agreement with BART expires in July 1999. BART and the Company have entered into an agreement pursuant to which BART will act as the Company's agent for a period of time. After such period, installed equipment transfers to BART and all agreements between the parties terminate.

     The Massachusetts Bay Transit Authority (MBTA) System. MetroVision has a contract to install the Commuter Channel in the Boston commuter rail system, which transports passengers to
Boston from 78 cities and towns in a service district of 2.6 million people. Boston is the fifth largest mass transit market in the nation. The agreement will expire five years from the completion of installation and acceptance of the system. The MBTA has not been contacted with respect to termination of applicable contracts.

     New Jersey Transit Authority (NJT). The Company and NJT entered into a contract in 1995 to build out a media system. NJT's Senior Management has indicated that they are willing to terminate the existing installation contract and forgive certain amounts owed to them by MetroVision in exchange for a cash payment. Negotiations are continuing.

     The Company currently estimates that liability incurred in connection with the termination of the Commuter Channel business will be approximately $380,000.

Trademarks, Proprietary Information and Patents

     The Company has registered its trademark, Commuter Channel, with the United States Patent and Trademark Office covering the broadcast of video transmissions in the mass transit industry. The term of this registration is 20 years (expiring in 2010) and is renewable indefinitely if the mark is still in use at the time of renewal. The Company's rights in the Commuter Channel mark are a significant part of MetroVision's business. Accordingly, MetroVision intends to maintain its mark and related registration. MetroVision does not hold any patents.

Employees

     As of July 7, 1998, MetroVision employed 3 persons in executive positions, none of whom currently receive a cash compensation.

Properties and Facilities

     MetroVision's  headquarters are located at 75  South  Church
Street in Pittsfield, MA 01201, and its telephone number is (413)
448-2111.

     The Company believes that its facilities are adequate for its current operations and for the foreseeable future.

Legal Proceedings

     On July 15, 1997, Paramount Metal Finishing Company, Inc. (the "Plaintiff"), filed a complaint against MetroVision, and one other defendant in the Superior Court of Union County, New Jersey (Civil Action No. UNN-L-399297), alleging monies due by MetroVision related to certain services and goods provided in the amount of $16,912, which indebtedness is recorded on MetroVision's consolidated balance sheet at December 31, 1997. The Plaintiff sought damages in the aggregate amount of $22,770.16, which included interest thereon, court costs and counsel fees. On September 3, 1997, a Final Judgment was entered against MetroVision in the amount of $22,770.16. On November 21, 1997, a Default Judgment was entered in the amount of $22,770.16 against the Company and Lenox Healthcare, Inc. ("Lenox"). As of May 22, 1998, MetroVision has paid to the Plaintiff $17,000. MetroVision is currently in default of this judgment.

     Except as stated above, MetroVision is not a party to any material legal proceedings.

                     BENEFICIAL OWNERSHIP OF
                    METROVISION COMMON STOCK

The following table sets forth certain information, as of July 7, 1998, based on information obtained from the persons named below or from reports filed on Schedule 13G or 13D, with respect to the beneficial ownership of the shares of Common Stock (including Common Stock issuable upon conversion of the Company's 5% Preferred Stock) by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director,
(iii) each Named Executive Officer, and (iv) and all current officers and directors as a group.

                                        Shares Beneficially
                                                  Owned

Name and Address                  Number                   Percent

Robert F. Hussey  (2)            128,296                     2.2%
Thomas M. Clarke (3)(4)        4,044,925                    70.8%
Linda M. Clarke (3)(5)         4,044,925                    70.8%
Lawrence B. Cummings (6)       4,000,000                    70.6%
David M. Fancher (7)               1,304                      *

William G. Walters                                           7.4%
  c/o Whale Securities
  650 Fifth Avenue
  New York NY 10019              421,628
All current officers and
directors as a group
(four persons)(3),(4),(5),     4,046,229                    70.8%
   (6), (7)

*Less than 1%.

** Address are given for beneficial owners of more than 5% of the outstanding Common Stock.

(1) The number of shares of Common Stock issued and outstanding on July 7, 1998 was 5,574,275. The calculation of percentage ownership for each listed beneficial owner is based upon (a) the number of shares of Common Stock issued and outstanding at July 7, 1998, (b) 140,986 shares of Common Stock issuable upon conversion of the 648,535 shares of 5% Preferred Stock outstanding at July 7, 1998 (at a conversion ratio of 4.6 to 1), and (c) shares of Common Stock subject to options or warrants held by such persons or group at April 10, 1998 and exercisable within 60 days thereafter. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 4,331 shares issuable upon conversion of shares of 5% Preferred Stock and 32,697 shares issuable upon the exercise of currently exercisable warrants.

(3)  The  address of this individual is c/o the Company, 75 South
     Church Street, Suite 650, Pittsfield, MA 01201.

(4) Includes 826 shares owned by Mr. Clarke's wife (as to which Mr. Clarke disclaims beneficial ownership), 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which Mr. Clarke is a principal stockholder and director, 22,630 shares owned by Greylock Health Corporation, of which Mr. Clarke is a controlling stockholder, 21,469 shares owned by Lenox Healthcare, Inc., of which Mr. Clarke is a principal shareholder. Excludes warrants to purchase 750,000 shares of Common Stock which Mr. Clarke was granted in April 1997 but which he has deferred the right to exercise until April 1, 2000.

(5) Includes 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which Ms. Clarke is a principal stockholder and director, including 22,630 shares owned by Greylock Health Corporation, of which Ms. Clarke is a controlling stockholder, and 21,469 shares owned by Lenox
     Healthcare, Inc., of which Ms. Clarke is a principal shareholder.

(6)  Represents  4,000,000 shares owned by Stockbridge Investment
     Partners, Inc., of which Mr. Cummings is a principal stockholder and director.

(7) Consists of shares issuable upon the exercise of currently exercisable stock options.

INFORMATION CONCERNING METROVISION'S YORK PARTNERSHIP BUSINESS

     The information set forth below has been provided by York and the Company represents and warrants as to its accuracy.

Business

     On August 1, 1995, York Pharmaceuticals, Inc., a predecessor to MetroVision, and UPC formed York. York provides institutional pharmacy service, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida.

Relationship of UPC and United Health, Inc.

     United Health, Inc., one of the largest owners of nursing homes in the United States, indirectly owns UPC. UPC owns 60% of York while MetroVision currently owns 40% of York. The York Partnership Agreement requires that neither partner can conduct pharmacy related business in the State of Florida outside of York.

Pharmacy Services

     York purchases, repackages and dispenses prescription and nonprescription medication in accordance with physician orders and delivers such prescriptions at least daily to the nursing facility for administration to individual patients by the facility's nursing staff. York currently services 55 nursing homes from its centralized pharmacy located in Brooksville, Florida. York maintains a 24-hour, on-call pharmacist service 365 days per year for emergency dispensing and delivery or for consultation with the facility's staff or attending physician.

     Upon receipt of a prescription, the relevant patient information is entered into York's computerized dispensing and billing systems. At that time, the dispensing system checks the prescription for any potentially adverse drug interactions or patient sensitivity. When required and/or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or patient.

     York utilizes a "unit dose" distribution system. Most of its prescriptions are filled utilizing specialized unit-of-use packaging and delivery systems. Maintenance medications are typically provided in 30-day supplies utilizing either a box unit dose system or unit dose punch card system. The unit dose system, preferred over the bulk delivery systems employed by retail pharmacies, improves control over drugs in the nursing facility and improves patient compliance with drug therapy by increasing the accuracy and timeliness of drug administration.

     Integral to York's drug distribution system is its computerized medical records and documentation system. York provides to the facility computerized medication administration records and physician's order sheets and treatment records for each patient. Data extracted from these computerized records are also formulated into monthly management reports on patient care and quality assurance. The computerized documentation system in combination with the unit dose drug delivery system results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. These benefits improve drug efficacy and result in fewer drug-related hospitalizations.

Consultant Pharmacist Services

     Federal and state regulations mandate that nursing facilities, in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescription drug therapy in order to maintain and improve the quality of patient care. The Omnibus Budget Reconciliation Act ("OBRA") implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage.

     York provides consultant pharmacist services which help clients comply with such federal and state regulations applicable to nursing homes. The services offered by York's consultant pharmacists include: (i) comprehensive, monthly drug regimen reviews for each patient in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs; (ii) participation on the Pharmacy and Therapeutics, Quality Assurance and other committees of client nursing facilities as well as periodic involvement in staff meetings;
(iii)  monthly inspection of medication carts and storage  rooms;
(iv) monitoring and monthly reporting on facility-wide drug usage and drug administration systems and practices; (v) development and maintenance of pharmaceutical policy and procedures manuals; and (vi) assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

Ancillary Services

     York provides the following ancillary products and services to nursing facilities:

     Infusion Therapy Products and Services. York provides infusion therapy support services for residents in its client nursing facilities. Infusion therapy consists of the product (a nutrient, antibiotic, chemotherapy or other drugs in solution) and the intravenous administration of the product. York prepares the product to be administered using proper equipment in a sterile environment and then delivers the product to the nursing home for administration by the nursing staff. Proper administration of intravenous ("IV") drug therapy requires a highly trained nursing staff. York's consultant pharmacists and nurse consultants operate an education and certification program on IV therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an IV program.

     By providing an infusion therapy program, York enables its client nursing facilities to admit and retain patients who otherwise would need to be cared for in an acute-care facility. York believes that by providing these high acuity pharmacy services it has a competitive advantage over other pharmacy providers. The most common infusion therapies York provides are total prenatal nutrition, antibiotic therapy, chemotherapy, pain management and hydration.

     Wholesale Medical Supplies/Medicare Part B Billing. York distributes disposable medical supplies, including urological, ostomy, nutritional support and wound care products and other disposables needed in the nursing home environment. In addition, York provides direct Medicare billing services for certain of these product lines for patients eligible under the Medicare Part B program. As part of this service, York determines patient eligibility, obtains certifications, orders products and maintains inventory on behalf of the nursing facility. York also contracts to act as billing agent for certain nursing homes that supply these products directly to the patient.

     Other Services. York's majority partner, UPC, also provides respiratory therapy products and durable medical equipment for its clients in certain of its market areas. York continues to review the expansion of these as well as other products and services that may further enhance the ability of its client nursing facilities to care for their residents in a cost-effective manner.

Product and Market Development

     York's pharmacy business engages in a continuing program for the development of new services and the marketing thereof. New service and new market development are important factors for the growth of this business. Any new service or marketing effort, including those in the developmental stage, could require the investment of a material portion of York's assets.

Materials/Supply

     York purchases pharmaceuticals through a wholesale distributor with whom it has a prime vendor contract and under contracts negotiated directly with pharmaceutical manufacturers. York also is a member of industry buying groups which contract with manufacturers for discounted prices based on volume which are passed through to York by its wholesale distributor. York has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

Patents, Trademarks and Licenses

     York's business operations are not dependent upon any material patents, trademarks or licenses.

Inventories

     York's centralized pharmacy maintains adequate on-site inventories of pharmaceuticals and supplies to ensure prompt delivery service to its customers. Inventories on hand are not considered to be high by industry standards. York's primary wholesale distributor also maintains a local warehouse.

Competition

     By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic region it serves, York competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. York competes in this market on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services along with the clinical expertise, pharmaceutical technology and professional support it offers.

Government Regulation

     Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive Federal, state and local regulation. These regulations cover required qualifications, day-today operations, reimbursement and the documentation of activities. York continuously monitors the effects of regulatory activity on its operations.

     Licensure, Certification and Regulation. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. York currently has a pharmacy license in the State of Florida in which it operates a pharmacy. In addition, York's pharmacy is registered with the appropriate state and Federal authorities pursuant to statutes governing the regulation of controlled substances.

     Client nursing facilities are also separately required to be licensed in the states in which they operate and, if serving
Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client nursing facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on York's behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards of conduct.

     Federal and State Laws Affecting the Repacking, Labeling, and Interstate Shipping of Drugs. Federal and state laws impose certain repackaging, labeling, and package insert requirements on pharmacies that repackage drugs for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail. A drug repackager must register with the Food and Drug Administration. York holds all required registrations and licenses, and its prepackaging operations are in compliance with applicable state and Federal requirements.

     Medicare and Medicaid. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and Federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

     As is the case for nursing home services generally, York receives reimbursement from the Medicaid and Medicare programs, directly from individual residents (private pay), and from other payors such as third-party insurers. York believes that its reimbursement mix is in line with nursing home expenditures nationally. For the year ended December 31, 1997, York's payor mix was approximately as follows: 7% private pay and nursing homes, 73% Medicaid, 17% Medicare and 3% insurance and other private sources.

     For those patients who are not covered by government-sponsored programs or private insurance, York generally directly bills the patient or the patient's responsible party on a monthly basis. York may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates or "usual and customary" charges.

     The Medicaid program is a cooperative Federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive Federal funds, a state must submit a Medicaid "state plan" to the Secretary of the Department of Health and Human Services ("HHS") for approval. The Federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.

     Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. First, states are given broad authority, subject to certain standards, to limit or specify conditions to the coverage of particular drugs. Second, Federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific requirements for nursing facilities relating to drug regimen reviews for Medicaid patients in such facilities. Recent regulations clarify that, under Federal law, a pharmacy is not required to meet the general standards for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review requirements. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general standards, regardless of whether the nursing facility satisfies the drug regimen review requirement. Florida, the state in which the York operates currently, requires its pharmacies to comply therewith.

     Third, Federal regulations impose certain requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. In addition to requirements imposed by Federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs which may affect York's operations. For example, some states have enacted "freedom of choice" requirements which may prohibit a nursing facility from requiring its residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition which York faces in providing services to nursing facility patients.

     The Medicare program is a Federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of two parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and certain other types of health care services; and Medicare Part B, which covers physicians' services, outpatient services, and certain items and services provided by medical suppliers. Medicare Part B also covers a limited number of specifically designated prescription drugs. The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries.

     The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect York's business. There can be no assurance that payments for pharmaceutical supplies and services under governmental reimbursement programs will continue to be based on the current methodology or remain comparable to present levels. In this regard, York may be subject to rate reductions as a result of federal budgetary legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment delays to York. To date, York has not experienced any material adverse effect due to any such budgetary shortfall. In addition, the failure, even if inadvertent, of York and/or its client institutions to comply with applicable reimbursement regulations could adversely affect York's business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect York's business.

     Referral Restrictions. MetroVision is subject to Federal and state laws which govern financial and other arrangements between health care providers. These laws include the Federal anti-kickback statute, which was originally enacted in 1977 and amended in 1987, and which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by Medicare or Medicaid. Violations of these laws may result in fines, imprisonment, and exclusion from the Medicare and Medicaid programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

     Federal regulations establish "safe harbors," which give immunity from criminal or civil penalties to parties in good faith compliance. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the HHS Office of Inspector General ("OIG"), which is charged with administering the Federal anti-kickback statute. There are no procedures for obtaining binding interpretations or advisory opinions from the OIG on the application of the Federal anti-kickback statute to an arrangement or its qualification for a safe harbor upon which York can rely.

     The OIG issues "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the Federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the Federal statute. Pharmaceutical marketing activities may implicate the Federal anti-kickback statute because drugs are often reimbursed under the Medicaid program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.

     In addition, a number of states have recently undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like. York believes its contract arrangements with other health care providers, its pharmaceutical suppliers and its pharmacy practices are in compliance with these laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with York's interpretation and application.

     Health Care Reform and Federal Budget Legislation. The Clinton administration and members of Congress have proposed plans to reform the health care system. Currently, Congress is considering such reforms in the context of Federal budget reconciliation legislation. This legislation could result in significant reductions in payments to providers under the Medicare program and a complete restructuring and reduced payments to providers under the Medicaid program. With respect to Medicare, proposals include establishment of a prospective payment system for Skilled Nursing Facilities ("SNFs"); limits on payments to Medicare SNFs for certain non-routine services, including, among others, prescription drugs, diagnostic services, and physical therapy and other rehabilitative services; requiring consolidated billing by a SNF for all Part A and B claims for SNF residents; and other limits on reimbursement of costs for Medicare SNF services. If enacted, there can be no assurance that such proposals could not have a material adverse effect on the business of York. While budget negotiations are continuing, the future of any reform proposals in Congress is unknown.

     In addition, a number of states have enacted and are considering various health care reforms, including reforms through Medicaid demonstration projects. Federal law allows HHS to authorize waivers of Federal Medicaid program requirements, including requirements relating to coverage, free choice of providers and payment for health care services, in connection with state demonstration projects that promote Medicaid program objectives. HHS published procedures and public notice requirements designed to open the waiver approval process to public comment and to expedite processing. Legal actions have been initiated challenging the waiver process and the authority of HHS to approve waivers for broad-based Medicaid managed care programs. The Federal budget legislation restructuring the Medicaid program would effectively eliminate Medicaid managed care demonstration projects.

     Several state Medicaid programs have established mandatory statewide managed care programs for Medicaid beneficiaries to control costs through negotiated or captivated rates, as opposed to traditional cost-based reimbursement for Medicaid services, and propose to use savings achieved through these programs to expand coverage to those not previously eligible for Medicaid. HHS has approved waivers for statewide managed care demonstration projects in several states, and are pending for several other states. These demonstration projects generally exempt institutionalized care, including nursing facility services, from the programs. York is unable to predict what impact, if any, future projects might have on its operations. Because there are currently various reform proposals under consideration at the Federal and state levels, it is uncertain at this time what health care reform initiatives, if any, will be implemented, or whether there will be other changes in the administration of governmental health care programs or interpretations of governmental policies or other changes affecting the health care system. There can be no assurance that future health care or budget legislation or other changes will not have an adverse effect on the business of York.

Environmental Matters

     In operating its facility, York makes every effort to comply with pollution control laws. No major difficulties have been encountered in effecting compliance. No material capital expenditures for environmental control facilities are expected. While York cannot predict the effect which any future legislation, regulations, or interpretations may have upon its operations, it does not anticipate any changes that would have a material adverse impact on its operations.

Employees

     As of December 31, 1997, York employed 56 persons, including one in an executive position, 20 pharmacists and pharmacy technicians, three administrators and 32 other supporting services. None of such individuals are covered by a collective bargaining agreement. York believes that the relationship with its employees is satisfactory.

Properties and Facilities

     York owns an 18,000 square foot building in Brooksville, Florida which is used as both headquarters and as a central dispensing facility. York purchased the building in September 1995 and, following extensive renovations, occupied the space in January 1996.

Legal Proceedings

     There are no material pending lawsuits against York.


       METROVISION'S MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Fiscal Year Ended December 31, 1997 compared to Fiscal Year Ended
December 31, 1996

     On April 1, 1997, the Company consummated a merger with York Hannover that has been accounted for as a reverse acquisition of the Company by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover after giving effect to a recapitalization of the historical stockholders' equity of York Hannover. Therefore, the 1997 historical period includes twelve months of operations of York Hannover and nine months of operations of the Company. The 1996 historical period represents the operations of York Hannover.

     On November 30, 1997, the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. The Company did shut down the operations as of February 28, 1998 and will not receive any proceeds related to the shut-down as the remaining assets have been written off as discussed further below. As a result of the discontinuance, the related assets, liabilities and results of operations are segregated in the accompanying consolidated balance sheets, statements of operations and cash flows. Net revenues and operating expenses have been reclassified for amounts associated with discontinued operations. Net revenues attributable to the discontinued operations were $329,203 in 1997.

     The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

     Pursuant to the Company's decision to discontinue its media operations, the Company wrote-off the remaining net book value of its operating equipment and goodwill of $312,718 and $481,681, respectively. These amounts are included in "Loss from operations of the discontinued operations" in the income statement for the period ended December 31, 1997. The Company also recorded a $379,942 provision to reserve for potential losses related to the shut-down of the media operations. This additional reserve for potential losses is included in "Loss on disposal of assets of discontinued operations" in the income statement for the period ended December 31, 1997.

     Net Revenues. Net Revenues for the twelve months ended December 31, 1997, were $768,017 an increase of 71.5% or $320,172 from net revenues of $447,845 for the twelve months ended December 31, 1996. This increase in net revenues for the twelve months ended December 31, 1997 was attributable to an increase in equity in earnings from York Hannover Partnership.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the twelve months ended December 31, 1997, were $254,197, an increase of 95.5% or
$124,186 from selling, general and administrative expenses of $130,011 for the twelve months ended December 31, 1996. This increase was primarily attributable to increases in costs incurred in connection with the merger of the Company with York Hannover Pharmaceuticals, Inc.

     Management Fees. Management fees for the twelve months ended December 31, 1997, were $75,000, a decrease of 71% or $l86,00 from management fees of $261,000 for the twelve months ended December 31, 1996. This decrease was attributable to the reduction in management fees as a result of the merger.

     Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the twelve months ended December 31, 1997, were $277,162, an increase of 680.4% or $241,646 from other expenses of $35,516 for the twelve months ended December 31, 1996. This increase was primarily the result of a reduction in income from the amortization of deferred revenue and a $66,914 loss on the sale of marketable securities in 1997.

Fiscal  Year  Ended  December 31, 1996  Compared  to  Year  Ended
December 31, 1995

     Gross Revenues. The Company derives its revenues from the sale or barter of advertising and information provider spots on the Commuter Channel, and the sale of complete systems to transit authorities. Gross revenues for the year ended December 31, 1996 were $857,994, a decrease of $843,987 or 49.6% from gross revenues of $1,701,981 for the year ended December 31, 1995. The decrease in gross revenues was primarily the result of decreases in sales of installed video systems to various transit authorities and advertising revenues. System sales revenue included in gross revenues was $287,998 and $700,184 for the years ended December 31, 1996 and 1995 respectively.

     Agency  Commissions.   Agency commissions  consist  of  fees
charged  by  advertising  agencies  against  the  value  of   the
advertising contracts billed to their clients by the Company. These commissions generally are 15% of gross revenues from advertisers represented by agencies. The total number of the Company's advertisers which are represented by agencies varies each month. Agency commissions for the year ended December 31, 1996 were $21,583, a decrease of $55,510 or 72% from agency commissions of $77,093 for the year ended December 31, 1995. The decrease in agency commission was principally the result of the decrease in advertising revenues.

     Net Revenues. Net revenues are equal to gross revenues after deducting advertising agency commissions. Net revenues for the year ended December 31, 1996 were $836,411, a decrease of $788,477 or 48.5% from net revenues of $1,624,888 for the year ended December 31, 1995. The decrease is the result of lower sales of installed video systems and advertising revenues in 1996 compared to 1995.

     Cost of Sales. Cost of sales consists primarily of costs of installed systems, commissions to installed transit systems, maintenance costs, and software licensing fees. Commissions to installed transit systems are based on a percentage of revenues. Maintenance costs and software licensing fees are directly related to increases in the number of installed television monitors and computers. Cost of sales for the year ended December 31, 1996 were $362,885, a decrease of $358,740 or 49.7%
from the year ended December 31, 1995. The decrease was primarily attributed to the decrease in system sales revenues. Cost of system sales included in the cost of sales were $137,103 and $415,143 for the years ended December 31, 1996 and 1995, respectively.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1996 were $891,039 a decrease of $96,982 or 9.8% from
$988,021 for the year ended December 31, 1995. This decrease resulted primarily from decreases in salaries and wages, sales commissions and telephone expenses.

     Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 1996 was $533,247 an increase of $90,473 or 20.4% from $442,774 for the year ended December 31, 1995. This increase in depreciation and amortization expense is primarily the result of an increase in the amortization of certain contract rights.

     Write Down of Contract Rights and Installation Assets. The Company recorded a charge of $1,018,666 to reduce the carrying value of certain purchased contract rights, and equipment to their net realizable value. The ultimate realization of the operating assets is contingent upon the Company obtaining funds to complete the MBTA project which was halted, or obtaining a buyer for the related equipment.

     Interest  Income.   For the year ended  December  31,  1996,
interest income totaled $626 as compared to $5,901 for the year ended December 31, 1995. The decrease is the result of a smaller cash balance earning interest throughout most of 1996.

Three  Months Ended March 31, 1998 Compared to Three Months Ended
March 31, 1997

     Net Revenues. Net Revenues for the three months ended March 31, 1998, were $202,459 a decrease of 8.4% or $18,680 from net revenues of $221,139 for the three months ended March 31, 1997. This decrease in net revenues for the three months ended March 31, 1998 was attributable to a decrease in equity in earnings from York Hannover Partnership.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended March 31, 1998 were $60,000, as compared to $0 for the three months ended March 31, 1997. This increase was primarily attributable to professional fees incurred in connection with the operation of the Company.

     Management Fees. Management fees for the three months ended March 31, 1998, were $0 as compared to $75,000, for the three months ended March 31, 1997. This decrease was attributable to the reduction in management fees as a result of the merger.

     Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the three months ended March 31, 1998, were $62,302, a decrease of 39.7% or $41,004 from other expenses of $103,306 for the three months ended March 31, 1997. This decrease was primarily the result of a loss on the sale of marketable securities in January and February 1997 of $66,914 offset by a reduction in income from the amortization of deferred revenue as a result of the merger.

Liquidity and Sources of Capital

     At March 31, 1998, the Company had negative working capital of $3,748,299 and a ratio of current assets to current liabilities of (.004). Cash was $15,764 at March 31, 1998 and
$11,956 at December 31, 1997. Accumulated deficit decreased $80,157 from $3,540,075 at December 31, 1997 to $3,459,918 at
March 31, 1998. This decrease was the result of the net income for the period ended March 31, 1998. The Company's primary asset is its ownership of a 40% interest in York Hannover Partnership (the "Partnership Interest"). For the three months ended March 31, 1998, the Company's equity in earnings from the Partnership totaled $202,459. The proceeds of the proposed Sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. In June 1998, the Company received a distribution of $200,000. The Company does not have control over distributions made by York Hannover Partnership. All Partnership distributions are subject to the availability of Partnership cash.

     The above discussion and the Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's independent auditors have included an explanatory paragraph in their report on the 1997 consolidated financial statements stating that the factors discussed below raise a substantial doubt about the Company's ability to continue as a going concern.

     The Company is not currently generating sufficient cash flow to fund its operations and is dependent on other financing in order to sustain its operations. Although there can be no assurance, the Company believes that, based on currently proposed plans and assumptions relating to the proposed sale of its Partnership Interest that proceeds will not be sufficient to satisfy the Company's contemplated cash requirements for 1998. It is anticipated that cash requirements will be sufficient for the payment of principal and interest on the outstanding note payable to National HealthCare Corporation ("NHC") and other liabilities owed to unrelated third party creditors. Accordingly, there can be no assurance that the Company will be to commence new business endeavors or to generate revenues or ever achieve profitable operations. The Company has outstanding a $1,950,000 promissory note payable to NHC that became due on December 31, 1997 and is currently in default and payable on demand. Accrued interest in the promissory note is $223,642 as of March 31, 1998. The Company currently does not have the financial resources necessary to meet its payment obligation other than from Partnership distributions or proceeds from the anticipated sale of the 40% interest in York Hannover Partnership. In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, NHC, as a secured creditor, has the right to take possession of or otherwise sell the interest in the Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. [In addition, as a result of the current default, it is anticipated that the Company will be required to pay certain additional interest beginning January 1, 1998. The Company also has outstanding a $571,957 working capital note payable to Lenox Healthcare, Inc. (an affiliate of the Company) that was due in May 1998.

     During the three months ended March 31, 1998, the Company engaged in negotiations to sell its 40% interest in the Partnership to an affiliate of United Professional Companies,
Inc. ("UPC"). It is not expected that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. UPC currently has a 60% interest in the Partnership. It is anticipated that the closing of the proposed sale will be conditioned upon the approval of the Company's shareholders. The proceeds of the proposed sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to NHC.

     Additionally, during the three months ended March 31, 1998, the majority holders of the 5% Series A Preferred Stock have asserted certain claims against the Company which could have a material adverse impact on the Company's financial position.
Although management does not believe these assertions represent obligations of the Company as of March 31, 1998, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions.

     Subsequent to the anticipated sale of the Partnership and subject to shareholder approval, management intends to seek business combination opportunities with other entities in 1998. However, no such opportunities are currently known and there can be no assurance that the Company will be able to locate such an opportunity in 1998.

     The Company has not identified any potential sources of debt or equity financing and there can be no assurance that the Company will be able to obtain additional financing if and when needed or that, if available, financing will be on terms acceptable to the Company. Furthermore, the results of these matters cannot be predicted and there is no assurance that the Company will continue in existence.

     In the event the Company's plans change or its assumptions change or prove inaccurate or proceeds of the sale of the Partnership Interest prove to be insufficient to payoff the Company's debt and operating liabilities, the Company may be required to seek additional financing. The Company has no current arrangements with respect to or sources of additional financing other than the current working capital line of credit or the sale of its Partnership Interest, and there can be no assurance that financing will be available to the Company on commercially reasonable terms, if at all. Any inability to obtain additional financing could have a material adverse effect on the Company, including possibly requiring the Company to cease its operations.

Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), has been issued effective for fiscal periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share. The Company is required to adopt the provisions of SPAS 128 in the fourth quarter of 1997. Under the standards established by SFAS 128, basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year. Due to the Company's option and warrant prices compared to the respective market value of those instruments, the effects of SFAS No. 128 have no impact to the Company's reported earnings per share amounts.

Year 2000 Compliance

     The Company is currently in the process of evaluating its information technology infrastructure for Year 2000 Compliance. The Company does not expect that the cost to modify its information technology infrastructure to be Year 2000 compliant will be material to its financial condition or results of operations. The Company does not anticipate any material disruption in its operations as a result of any failure to be in compliance. However, the Company currently does not have any information concerning Year 2000 Compliance status of York
Hannover Partnership's customers, suppliers and third party payors. In the event that any of York Hannover Partnership's significant suppliers, customers or third party payors do not successfully and timely achieve Year 2000 Compliance, the Company's business and operations could be adversely affected.

DESCRIPTION OF METROVISION CAPITAL STOCK

     The statements made under this caption include summaries of certain provisions contained in MetroVision's Restated Certificate of Incorporation and in the New York Laws. These statements do not purport to be complete and are qualified in their entirety by reference to such Restated Certificate of Incorporation, MetroVision's By-laws and the New York Law.

Common Stock

     MetroVision is authorized to issue 25,000,000 shares of Common Stock, par value $.00l per share. As of the record date, there were 5,574,275 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution of winding up of MetroVision, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

     MetroVision is authorized to issue 2,000,000 shares of preferred stock, par value $.00l per share, of which 720,000 shares have been designated as 5% Series A Convertible Preferred Stock. The Board of Directors of MetroVision has the authority at any time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). The Board of Directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock and 5% Preferred Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors of MetroVision could, without shareholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of MetroVision in a transaction not approved by its Board of Directors.

     Currently, there are 648,535 shares of 5% Preferred Stock outstanding. The 5% Preferred Stock has a liquidation value of approximately $5.556 per share. Holders of 5% Preferred Stock are entitled to receive, when and as declared by MetroVision's Board of Directors out of funds legally available therefor, cash dividends at the annual rate of approximately $.2778 per share. Dividends are payable quarterly on the first day of March, June, September and December of each year and began accruing as of December 17, 1992. Total unpaid dividends at March 31, 1998 aggregated approximately $947,000.

     The 5% Preferred Stock is redeemable by MetroVision, at its sole option, at any time; provided, however, that all of the outstanding common stock purchase warrants issued in MetroVision's initial public offering must be redeemed before any redemption of the 5% Preferred Stock may occur, but in any event, at any time after December 17, 1993, at a redemption price of $5.556 per share plus accrued and unpaid dividends thereon. The 5% Preferred Stock may, at the option of the holder, be converted at any time into shares of MetroVision Common Stock at an initial rate of one share of Common Stock for each share of MetroVision 5% Preferred Stock which rate shall be subject to adjustment, including, for example, by reason of the Reverse Stock Split.

     The holders of 5% Preferred Stock are entitled to vote, together with the holders of the Common Stock, on the basis of number of whole shares of Common Stock into which their shares of 5% Preferred Stock are convertible, on all matters to be voted on by the shareholders of MetroVision.

Warrants

     In connection with the Company's November 1993 follow-up public offering, the Company issued to the underwriter, Whale Securities, warrants to purchase 17,391 units at $11.04 per unit. Each unit consists of six (6) shares of Common Stock and a warrant to purchase one (1) additional share of Common Stock for $0.92. These warrants expire on November 2, 1998.

     In connection with the issuance of bridge loans between March and September 1993, the Company issued to certain stockholders warrants to purchase an aggregate of 47,826 shares of Common Stock at an exercise price of $9.20 per share (the exercise price was later adjusted to $3.82 based on anti-dilution adjustments triggered by the Company's 1993 follow-on public ). These warrants expire in September 1998.

     In connection with the issuance of bridge loans in July and November 1996, the Company issued to certain stockholders warrants to purchase an aggregate of 42,000 shares of Common Stock at exercise prices ranging from $0.69 and $0.92. These warrants expire in July and November 2001.

     In connection with the Company's merger with York Hannover Pharmaceuticals, Inc. in April 1997, the Company issued warrants to certain members of Stockbridge Investment Partners Inc.'s management to purchase an aggregate of 1,500,000 shares of the Company's Common Stock at exercise prices ranging from $0.63 to $0.945 per share. These warrants expire between April 2007 and April 2009.

     All of the above warrants are entitled to the benefit of adjustments in the exercise price thereof in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers, as well as the right to receive certain distributions of securities or property made to existing holders of Common Stock as if the warrants had already been exercised. The holders of the shares of Common Stock issuable upon exercise of the warrants have the right to request that the Company register any such shares in the event proposes to register any of its securities under the Securities Act of 1933, as amended.



             RELATIONSHIP WITH INDEPENDENT AUDITORS

       MetroVision has engaged Arthur Andersen LLP as its independent auditors to audit MetroVision's financial statements for the fiscal year ended December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.



                  PROPOSALS OF SECURITY HOLDERS

     To be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1999, Stockholder proposals must be received in writing marked for the attention of: Secretary, MetroVision of North America, Inc., 75 South Church Street, Pittsfield, Massachusetts 01201, not later than April 26, 1999.


                          OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

            ANNUAL REPORT; INCORPORATION BY REFERENCE


      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (which includes the Company's audited financial statements), and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998 are provided as exhibits to this Proxy Statement but are not incorporated herein.

WHETHER  OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL  MEETING,
YOU  ARE  URGED TO FILL OUT, SIGN, DATE AND RETURN  THE  ENCLOSED
PROXY AT YOUR EARLIEST CONVENIENCE.

                              By order of the Board of Directors:


                              Linda M. Clarke
                              Secretary

August [3], 1998








               METROVISION OF NORTH AMERICA, INC.
            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         AUGUST 27, 1998

THIS  PROXY  IS BEING SOLICITED BY METROVISION OF NORTH  AMERICA,
INC.'S  BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated August [3], 1998 in connection with the Special Meeting to be held at 10:00 a.m., local time, on Thursday, August 27, 1998, at the offices of MetroVision of North America, Inc. (the "Company") at 75 South Church Street, Pittsfield, Massachusetts 01201 and hereby appoints Thomas M. Clarke and David Fancher, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of stock of the Company registered in the name provided herein which the undersigned is entitled to vote at the 1998 Special Meeting of Stockholders, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of directors and FOR proposals 1,2, 3, 4 and 6.

In their discretion the proxies are authorized to vote upon such other matters as may property come before the meeting or any adjournment or postponement thereof.

Election  of  Directors (or if any nominee is not  available  for
election,   such  substitute  as  the  Board  of  Directors   may
designate).
Nominees:   Thomas  M.  Clarke,  Linda  M.  Clarke,  Lawrence  B.
Cummings

SEE REVERSE SIDE FOR ALL SIX PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                             (SEE REVERSE SIDE)

/X/  Please mark votes as in this example.

The  Board of Directors recommends a vote FOR Proposals 1,2,3,  4 and 6.

Proposal 1 - Adoption and approval of the Sale Agreement dated as of June 1, 1998

               FOR / /   AGAINST / /   ABSTAIN / /

Proposal 2 - To amend the Restated Certificate of Incorporation to change the Purposes Clause to authorize the activities in which the Company may now lawfully engage.

               FOR / /   AGAINST / /   ABSTAIN / /

Proposal 3- To amend the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote.

               FOR / /   AGAINST / /   ABSTAIN / /

Proposal 4 - To ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three.

               FOR / /   AGAINST / /   ABSTAIN / /

Proposal 5 - Election of three (3) Directors:   Thomas M. Clarke,
Linda M. Clarke, Lawrence B. Cummings

      FOR / /   WITHHELD/ /            For all nominees except as
noted______________________ / /

Proposal 6 - To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

               FOR / /   AGAINST / /   ABSTAIN / /

Proposal 7 -- To transact such other business as may properly come before the Special Meeting.



                               Dated:   _____________________   ,
                               1998


 Signature of Shareholder: ____________________________________

                               Note: When signing as attorney-in-
                               fact,   executor,   administrator,
                               trustee  or  guardian, please  add
                               your  title as such, and if signer
                               is   a  corporation,  please  sign
                               with  full corporate name by  duly
                               authorized  officer  or   officers
                               and   affix  the  corporate  seal.
                               Where stock is issued in the  name
                               of  two or more persons, all  such
                               persons should sign.


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